[Exhibit 99.1]

Subject to completion, dated                      , 200

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 29, 2005)

$                             (Approximate)

FIRST NLC SECURITIZATION TRUST 200  -

Asset-Backed Pass-Through Certificates, Series 200  -

First NLC Securitization, Inc.,

Depositor

First NLC Financial Services, LLC,

Originator

[ - ],

Master Servicer

Consider carefully the risk factors beginning on page [S-8] of this prospectus supplement and page 8 in the accompanying prospectus.

The certificates will represent obligations of the trust only and will not represent interests in or obligations of First NLC Securitization, Inc., any of its affiliates or any other entity.

Neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or instrumentality or by any other person. Unless expressly provided in this prospectus supplement, your securities will not be insured or guaranteed by any person.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The following classes of certificates are offered by this prospectus supplement and the accompanying prospectus:

Class	Initial Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to the Depositor(2)
[A-1] [A-2] [M-1] [M-2]

(1)	Subject to a permitted variance of plus or minus [ - ]%.
(2)	Before deducting expenses payable by the Depositor estimated to be $[ - ].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the above table and not to the other classes of certificates that will be issued by the trust as described in this prospectus supplement.

The assets of the trust primarily will consist of a pool of residential, conventional, first [and second] lien, fixed and adjustable rate, fully amortizing [and balloon] [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements]. The trust also will hold cash for the purchase of additional assets on or before                      , 200  .

Delivery of the offered certificates will be made only in book-entry facilities of the Depository Trust Company and, upon request, through Clearstream Banking Luxembourg and the Euroclear System on or about                      , 200  . The first monthly distribution date will be                      , 200  .

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Logo[s] of

Underwriter[s]]

The date of this prospectus supplement is                      , 200  .

Important notice about information presented in this

prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We have filed preliminary information regarding the trust’s assets and your certificates with the Securities and Exchange Commission. The information contained in this prospectus supplement and the accompanying prospectus supersedes all such preliminary information.

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the front of this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the depositor, the sellers, the servicers, the master servicer or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Defined terms used but not defined in this prospectus supplement will have the meanings set forth in the prospectus. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

S-i

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-ii

TABLE OF CONTENTS

PROSPECTUS

Page
SUMMARY OF PROSPECTUS	[ -	]
RISK FACTORS	[ -	]
THE DEPOSITOR	[ -	]
USE OF PROCEEDS	[ -	]
DESCRIPTION OF THE SECURITIES	[ -	]
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS	[ -	]
THE TRUST	[ -	]
CREDIT ENHANCEMENT	[ -	]
ORIGINATION AND SALE OF ASSETS	[ -	]
SERVICING OF THE ASSETS	[ -	]
CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT, THE TRANSFER AND SERVICING AGREEMENT AND THE INDENTURE	[ -	]
CERTAIN LEGAL ASPECTS OF THE ASSETS	[ -	]
FEDERAL INCOME TAX CONSEQUENCES	[ -	]
STATE TAX CONSIDERATIONS	[ -	]
ERISA CONSIDERATIONS	[ -	]
LEGAL INVESTMENT CONSIDERATIONS	[ -	]
PLAN OF DISTRIBUTION	[ -	]
RATINGS	[ -	]
ADDITIONAL INFORMATION	[ -	]
LEGAL MATTERS	[ -	]

S-iii

First NLC Securitization Trust 200  -

Asset-Backed Pass-Through Certificates,

Series 200  -

First NLC Securitization Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200  -  , consist of the classes of certificates listed in the table below.

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate(2)(3)	Final Scheduled Distribution Date(4)	Anticipated Ratings ([S&P]/[Moody’s]/ [Fitch])	CUSIP Number
Offered Certificates
[A-1]
[A-2]
[A-IO]	(5)
[M-1]
[M-2]

Non- Offered Certificates
[M-3]
[C]	(6)	(6)
[P]		(6)
[R]	(6)	(6)

(1)	The initial certificate principal balances shown above are approximate amounts and subject to a permitted variance of plus or minus [ - ]%.
(2)	The pass-through rate for each class of certificates, excluding class C, P and R certificates, is the least of (a) one-month LIBOR plus the applicable margin, (b) the net WAC rate, and (c) a fixed rate cap of [ - ]% per annum. The pass-through rate is subject to adjustment.
(3)	On the margin stepup date, the margin for each class of the class A certificates will increase to [ - ] times the applicable margin shown above and the margin for each class of class M certificates will increase to [ - ] times the applicable margin shown above.
(4)	Assumes the distribution date following the latest possible maturity date for any asset plus one month.
(5)	The Class A-IO will receive distributions of interest only based upon a notional principal balance. The initial notional principal balance will be $[ - ] and will decrease according to the schedule set forth in “Description of the Offered Certificates—Definitions Relating to Distributions on the Certificates” in this prospectus supplement

(6) The balances and pass-through rates, if any, of class C, P and R certificates are described in the pooling and servicing agreement.

S-iv

SUMMARY OF TERMS

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

•	While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•	Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters that are beyond the control of the parties to the transaction. Accordingly, what actually occurs may be very different from the projections included in this prospectus supplement.

•	Whenever we refer to a percentage of some or all of the assets in the trust, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those assets in relation to all of the assets as of the cut-off date unless we specify otherwise. We explain in this prospectus supplement under “Description of the Asset Pool—General” how the scheduled principal balance of a asset is determined.

Issuer and Trust

First NLC Securitization Trust 200  -  .

Depositor

First NLC Securitization, Inc.

Sellers

                            , as the sellers, will sell the assets to the depositor.

Originator

All of the assets were originated by First NLC Financial Services, LLC. The originator will make representations in respect of the assets sold to the trust. See “Description of the Asset Pool” in this prospectus supplement.

Master Servicer

                             See “The Servicers and the Master Servicer” in this prospectus supplement for additional information.”

Servicers

                    ,                  and              initially will service approximately         %,         % and         %, respectively, of the assets. The remainder of the assets included in the asset pool will be serviced by various other servicers, none of which will service more than         % of the assets. See “The Servicers and the Master Servicer” in this prospectus supplement for additional information.

Trustee

                            . See “The Trustee” in this prospectus supplement for additional information.

Cap Provider

                            . See “The Trust—The Cap Agreement” in this prospectus supplement.

Closing Date

On or about                          , 200  .

Cut-off Date

For each asset sold to the trust on the closing date, the later of (a)                          , 200   and (b) the origination date of such asset.

Distribution Date

The          day of each month beginning in                           200  . If the          day is not a business day, then the distribution date will be the next business day.

The Offered Certificates

On the closing date, the trust will issue                  classes of class A certificates,                  classes of class M certificates, and one class each of class C, P and R certificates pursuant to the pooling and servicing agreement. The certificates will represent the entire ownership interest in a trust composed of first [or second] lien, adjustable and fixed rate residential [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [mortgage pass-through certificates]. Only the class A-1, A-2, A-IO, M-1 and M-2 certificates are being offered by this prospectus supplement and are referred to herein as the “offered certificates.” The offered certificates, other than the class A-IO certificates, will have an initial aggregate certificate principal balance of approximately $                . The class A-IO certificates will have a notional balance. Any difference between the aggregate certificate principal balance of the offered certificates on the date they are issued and the approximate certificate principal balance of the offered certificates as reflected in this prospectus supplement will not exceed [ - ]%.

The offered certificates will be issued in book-entry form and will have the initial certificate principal balances and other features set forth in the table on page S-iv. The offered certificates will be issued in authorized minimum denominations of $[25,000] and integral multiples of $[1] in excess thereof.

See “Description of the Offered Certificates—General” in this prospectus supplement.

Other Certificates

In addition to the offered certificates, the trust will issue                  additional classes of the class M certificates, the class C certificates, the class P certificates and the class R certificates. These certificates are not being offered by this prospectus supplement and the accompanying prospectus. Any information contained in this prospectus supplement and the accompanying prospectus with respect to such certificates is provided only to permit a better understanding of the offered certificates.

See “Description of the Offered Certificates” in this prospectus supplement.

Interest Distributions

On each distribution date, holders of the offered certificates will be entitled to receive interest accrued on the offered certificates during the related interest accrual period and any interest due that was not received on prior distribution dates. No interest will accrue on the class A-IO certificates after the interest accrual period relating to the distribution date in                     , 200  . Interest will accrue on each class of offered certificates at the pass-through rate for that class as described in this prospectus supplement. The pass-through rate for each class of offered certificates is set forth on page S-v of this prospectus supplement.

The pass-through rates on the offered certificates will be subject to a weighted average adjusted net asset rate. For any distribution date, this rate limits the pass-through rates of the offered certificates by the weighted average adjusted net asset rate of the assets for the related interest accrual period. Any shortfalls arising from the application of the weighted average adjusted net asset rate will be payable to holders of the offered certificates on a pro-rata basis, based upon entitlement of each such class, from excess cash flow and, to a limited extent, the cap payments, if any.

On each distribution date, the interest collections on the assets remaining after the payment of certain administrative fees and expenses of the trust will be applied to pay interest on the certificates and the excess, if any, will be applied as excess cash flow in the manner described in this prospectus supplement.

See “Description of the Offered Certificates—Priority of Distributions” in this prospectus supplement.

Principal Distributions

Principal payments on the offered certificates will generally reflect principal collections on the assets held by the trust. Principal payments on the offered certificates may include a portion of interest collections on the assets, after they have been applied to pay certain administrative fees and expenses of the trust and interest due on the offered certificates, to the extent necessary to improve or maintain overcollateralization at the required level as described under “Description of the Offered Certificates—Credit Enhancement” in this prospectus supplement.

The class A-IO certificates are interest-only certificates and will not be entitled to distributions of principal.

See “Description of the Offered Certificates—Priority of Distributions” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal distributions on the certificates will be the assets in the trust and, to a limited extent, payments received by the trust under the cap agreement. The trust will have no source of cash other than collections and recoveries on the assets and certain payments under the cap agreement. No other entity will be required or expected to make any payments on the certificates.

Credit Enhancement

Credit enhancement is intended to reduce the loss caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the assets. The credit enhancement for the offered certificates includes subordination, excess cash flow, overcollateralization and realized loss allocation.

See “Risk Factors—Risks Related to the Certificates” and “Description of the Offered Certificates—Credit Enhancement” in this prospectus supplement.

Subordination

The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions.

See “Description of the Offered Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

Excess Cash Flow

Collections of principal and interest on the assets in the trust are expected to exceed the amount needed to make payments of certain administrative fees and expenses of the trust and distributions of principal and interest on the certificates, however, no assurance is given in this regard. Any “excess cash flow” received from the assets each month will be available to absorb realized losses on the assets and maintain overcollateralization at the required levels as and to the extent described in this prospectus supplement.

See “Risk Factors—Risks Related to the Certificates” and “Description of the Offered Certificates—Credit Enhancement—Excess Cash Flow” in this prospectus supplement.

Overcollateralization

The overcollateralization amount is the excess, if any, of the aggregate scheduled principal balance of the assets and any amount in the pre-funding account over the aggregate certificate principal balance of the certificates (other than the class A-IO certificates). On the closing date, the aggregate scheduled principal balance of the closing date assets and the amount in the pre-funding account is expected to exceed the aggregate certificate principal balance of the certificates by approximately $                , which represents approximately [ - ]% of the aggregate scheduled principal balance of the assets and the amount in the pre-funding account as of the closing date. This excess is referred to in this prospectus supplement as “overcollateralization.” After the closing date, to the extent described in this prospectus supplement, a portion of the excess cash flow may be distributed as principal on the certificates, which may (a) reduce the aggregate certificate principal balance of the certificates at a faster rate than the aggregate scheduled principal balance of the assets is being reduced and (b) achieve and maintain the required level of overcollateralization. We cannot assure you, however, that sufficient excess cash flow will be generated by the assets to maintain the required level of overcollateralization.

See “Risk Factors—Risks Related to the Certificates” and “Description of the Offered Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Allocation of Realized Losses

As described in this prospectus supplement, amounts representing realized losses on the assets (to the extent that such losses exceed excess cash flow and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the certificate principal balances of the class M certificates sequentially in reverse numeric order until the certificate principal balance of the applicable class of certificates has been reduced to zero. If a realized loss has been allocated to reduce the certificate principal balance of a class of class M certificates, such certificate principal balance will not be reinstated (except in the case of subsequent recoveries) and it is unlikely that holders of such class of certificates will receive any payment in respect of that reduction.

See “Description of the Offered Certificates—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.

The Assets

General

On the closing date, the assets in the trust will consist primarily of approximately                      [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] with an aggregate scheduled principal balance of $                 as of the cut-off date. The fixed and adjustable rate assets will be secured by first [or second] lien mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

Approximately [ - ]% of the identified assets by their scheduled principal balance as of the cut-off date are hybrid assets. The hybrid assets are fixed rate assets that convert to adjustable rate assets after a specified period of [ - ], [ - ] or [ - ] years following origination.

Approximately [ - ]% of the identified assets by their scheduled principal balance as of the cut-off date require monthly payments of interest, but not principal, for a fixed period of [ - ] years following origination.

Approximately [ - ]% of the assets by their cut-off date balance are balloon loans which have a lump sum payment of principal due after a [ - ] year period following origination.

Approximately [ - ]% of the assets by their cut-off date balance are secured by second lien mortgages.

Approximately [ - ]% of the identified assets by their scheduled principal balance as of the cut-off date have original terms to stated maturity of approximately [ - ] years.

The assets in the trust will not be insured or guaranteed by any government agency.

See “Description of the Asset Pool” in this prospectus supplement.

Statistical Asset Data

The information presented with respect to the assets in this prospectus supplement is derived solely from assets that have been identified for inclusion in the trust as of the date of this prospectus supplement. We refer to such loans as the “identified assets.” Accordingly, statistical data included in this prospectus supplement reflects only a portion of loans to be included in the trust. Additional assets will be included in the pool of assets to be conveyed to the trust on the closing date. The characteristics of the assets to be conveyed to the trust on the closing date will vary from the characteristics of the identified assets.

See “Description of the Asset Pool” in this prospectus supplement.

Pre-Funding Account

The trust may purchase subsequent assets on or before                          , 200   for inclusion in the asset pool. At closing, the trustee will hold in trust from the proceeds of the sale of the certificates approximately $                , which may be applied to the purchase of subsequent assets. If those funds are not completely used by                          , 200  , any remaining pre-funded amounts will be administered as principal distributions on the certificates. The distribution will be made on the distribution date immediately following the end of the pre-funding period.

Optional Termination

The [master servicer (or an affiliate)] may terminate the trust by purchasing the assets and REO properties in the trust fund on any distribution date following the month in which the sum of the aggregate scheduled principal balance of the assets and REO properties and any amount on deposit in the pre-funding account equals [ - ]% or less of the sum of the aggregate scheduled principal balance of the closing date assets as of the cut-off date and the pre-funded amount as of the closing date.

If the assets are purchased by the master servicer, the certificateholders will receive distributions of accrued interest and principal in an amount not to exceed the certificate principal balance.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Cap Agreement

The trust will have the benefit of a cap agreement that will be entered into on the closing date. The cap agreement is intended primarily to make funds available to pay any net WAC cap carryover amount on the certificates on certain distribution dates occurring from                          , 200   to                          , 200   to the extent not paid by excess cash flow. On each such distribution date, the cap provider will be obligated to make a payment to the issuer equal to the product of (a) the amount, if any, by which one-month LIBOR (up to a maximum of [ - ]%) exceeds the strike rate for such distribution date, (b) the lesser of (i) the notional balance for such distribution date and (ii) the aggregate certificate principal balance of the certificates prior to any distributions of principal on such distribution date, and (c) the quotient of (i) the number of days in the related interest accrual period divided by (ii) 360. See “The Trust—Cap Agreement” in this prospectus supplement.

Advances

The servicers, pursuant to the terms of the pooling and servicing agreement, will make advances in respect of scheduled monthly payments of principal and interest on an asset unless the servicer deems such advances as nonrecoverable from expected proceeds of the asset. The servicers will only advance payments of interest on REO properties. The servicers will also make certain servicing advances with respect to payments of taxes and other servicing items. If a servicer does not make such advances, the master servicer will make such advances subject to limitations described in this prospectus supplement unless the master servicer deems such advances as nonrecoverable from expected proceeds of the assets.

Tax Status

Elections will be made to designate portions of the trust as one or more “real estate mortgage investment conduits” or REMICs for federal income tax purposes. The class R certificates will be designated as the sole class of “residual interest” in the REMIC.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar provisions of applicable federal, state or local law, you should consult with counsel as to whether you can buy or hold an offered certificate.

See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Legal Investment Considerations

After the funds on deposit in the pre-funding account have been reduced to zero, the class A, M-1 and M-2 certificates offered by this prospectus supplement will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The remaining offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Prospective investors also should consider other restrictions on the ability of certain types of investors to purchase the certificates.

See “Legal Investment Considerations” in this prospectus supplement and in the accompanying prospectus.

Ratings of the Certificates

It is a condition of the issuance of the certificates that they initially be assigned ratings by [Moody’s Investors Service, Inc.], [Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.] and [Fitch, Inc.] These ratings are set forth on page S-iv of this prospectus supplement.

•	These ratings are not recommendations to buy, sell or hold the certificates. A rating may be changed, withdrawn or qualified at any time by the assigning rating agency.

•	These ratings do not address the possibility that, as a result of principal prepayments, the yields on the certificates may be lower than anticipated.

See “Ratings” in this prospectus supplement.

Listing

The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

RISK FACTORS

An investment in the offered certificates issued pursuant to this prospectus supplement involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the accompanying prospectus.

Risks Related to the Offered Certificates

Certificateholders will have recourse only to assets underlying the certificates and payments under cap agreement.

The assets and the related cash proceeds underlying the certificates and the cap agreement will be the only source of payments on the certificates. The certificates will not be insured or guaranteed by any governmental entity or by the depositor, the sellers, the originator, the servicers, the master servicer, the trustee or any affiliate of the foregoing or by any other person. No certificateholders will have recourse to the issuer or the depositor in the event of a default on the certificates, and each certificateholder will be deemed to have agreed by the acceptance of its certificate not to file a bankruptcy petition or commence similar proceedings in respect of the issuer or the depositor.

It may be difficult to resell the offered certificates.

There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the certificates will develop. Consequently, you may not be able to sell your certificates readily or at a price that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for Asset-Backed securities have experienced periods of illiquidity and can be expected to experience the same in the future. Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risks.

The credit enhancement may be inadequate to avoid a loss on the offered certificates.

The offered certificates are not insured by any financial guaranty insurance policy. The excess cash flow, overcollateralization, subordination and realized loss allocation features described in this prospectus supplement are limited in nature and may be insufficient to cover all losses on the assets.

Excess Cash Flow and Overcollateralization

We expect that collections of principal and interest on the assets will exceed the amount needed to pay the fees, expenses and indemnification obligations of the trust and to make distributions of interest and principal on the certificates, at least during certain periods, however, no assurance is given in this regard. Any such excess cash flow generated by the assets will be used, first, to cover certain interest shortfalls on the class A certificates, second, to achieve or maintain overcollateralization, third, to cover certain interest shortfalls on the class M certificates, fourth, to pay amounts to holders of the class M certificates in respect of realized losses allocated to such certificates, fifth, to cover certain reductions in interest due on the certificates related to the weighted average adjusted net asset rate for the current and any prior distribution date, and, sixth, for distribution to the class C, P and R certificates as described in the pooling and servicing agreement.

On the closing date, the aggregate scheduled principal balance of the closing date assets as of the cut-off date and the pre-funded amount will exceed the aggregate certificate principal balance of the certificates by approximately $                . This excess is referred to in this prospectus supplement as “overcollateralization.” Overcollateralization will be available to absorb realized losses on the assets. We cannot assure you, however, that the assets will generate enough excess cash flow in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess cash flow that the assets will generate:

•	Prepayments. Every time an asset is prepaid, aggregate excess cash flow after the date of prepayment will be reduced because that asset will no longer be outstanding and generating interest. The effect of this reduction on the offered certificates will be influenced by the amount of prepaid assets and their characteristics. Prepayment of a disproportionately high number of high interest rate assets would have a negative effect on future excess cash flow.

•	Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the assets are higher than expected, excess cash flow will be reduced by the amount necessary to compensate for any shortfalls in cash available to distribute to certificateholders. Every time a asset is liquidated or written off, excess cash flow is reduced because such asset will no longer be outstanding and generating interest.

•	Increases in LIBOR. If one-month LIBOR increases, more cash will be needed to make distributions of interest to the certificateholders, and less cash will be available as excess cash flow to cover realized losses and to restore and maintain required levels of overcollateralization.

•	Extraordinary Expenses. The servicers, the master servicer and the trustee will be entitled to indemnification and reimbursement of expenses prior to payment of any amount to certificateholders. Payment of disproportionately high expenses to the servicers, the master servicer and the trustee would have a negative effect on excess cash flow any may result in the inability to make distributions in full on the offered certificates.

See “Description of the Offered Certificates—Credit Enhancement—Excess Cash Flow” and “—Overcollateralization” in this prospectus supplement.

Subordination

If overcollateralization and applicable subordination is insufficient to absorb realized losses on the assets, then certificateholders will likely incur losses and may never receive all of their interest and principal distributions. You should consider that if realized losses on the assets exceed excess cash flow, any overcollateralization that has been created and the aggregate certificate principal balance of the classes of certificates subordinate to your class, the certificate principal balance of your certificate will be reduced proportionately with the principal balances of the other certificates of your class by the amount of that excess.

If overcollateralization is maintained at the required amount and collections of interest and principal on the assets are in excess of the amount needed to make full distributions of interest and principal on the certificates and the fees and expenses of the trust, then excess cash flow will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates caused by application of realized losses, as and to the extent described in this prospectus supplement. These payments will be made in order of seniority. We cannot assure you, however, that any excess cash flow will be generated and, in any event, no interest will be paid to you on the amount by which the certificate principal balance of your certificates was reduced because of the application of realized losses.

See “Description of the Offered Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.

The pass-through rates on the offered certificates may be capped depending on movements of the indices on the assets.

All of the adjustable rate assets have interest rates that adjust at different times or adjust based on an index other than the one-month LIBOR index that is used to determine the pass-through rates on the offered certificates. In a rising interest rate environment, the interest rates on the offered certificates may rise before the interest rates on the adjustable rate assets. One-month LIBOR may respond to economic and market factors that differ from those affecting the other indices on which the asset rates are based. One-month LIBOR could rise while the other indices are stable or are falling. Even if the other indices move in the same direction, one-month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In addition, in any of these interest rate environments, the pass-through rates on the offered certificates may be limited by the weighted average adjusted net asset rate described in this prospectus supplement. Any shortfalls arising from the application of the weighted average adjusted net asset rate, which are referred to in this prospectus supplement as “net WAC cap carryover amounts,” will be carried over as described in this prospectus supplement with accrued interest at the then-applicable pass-through rate (computed without regard to the weighted average adjusted net asset rate) and paid to the extent of excess cash flow available therefor on later distribution dates.

To offset the effect of net WAC cap carryover amounts arising in such interest rate environments, the trust will enter into a cap agreement to provide limited protection to the certificates against such shortfalls. However, we can give you no assurance that amounts, if any, received under the cap agreement will be adequate to protect the certificates against such net WAC cap carryover amounts because (a) the cap agreement provides payments for a specified range of increases in one-month LIBOR and only covers the assets for a specified period of time and (b) the amount paid under the cap agreement will be calculated based on a notional amount that may be less than the actual aggregate scheduled principal balance of the assets. In addition, the cap agreement will terminate in      200   and the trust will not receive any further payments under the cap agreement thereafter.

An investment in the offered certificates may not be appropriate for some investors.

The offered certificates are complex securities and are not suitable investments for all investors. You should possess, either alone or together with an investment adviser, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, interest rate, liquidity and market risks associated with the offered certificates.

Certain classes of offered certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell.

Until the end of the pre-funding period, the class A, M-1 and M-2 certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class              certificates will not constitute “mortgage related securities” for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in those offered certificates, thereby limiting the market for such offered certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA certificates. See “Legal Investment Considerations” in this prospectus supplement and the accompanying prospectus.

You may experience delays or reductions of distributions on the offered certificates if the transfer of assets to the trustee is not considered a sale in the event of bankruptcy.

The transfer of the assets by each seller to the depositor and the subsequent transfer of the assets by the depositor to the trustee, will be structured as a sale for contractual, accounting and tax purposes, rather than a pledge of the assets to secure indebtedness. Notwithstanding the intent of the parties to consider the transfer of the assets to the depositor and then to the trust as sales for contractual, accounting and tax purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to such seller secured by a pledge of the assets or consolidate the assets with the assets of the seller. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets to the trustee as a loan by the trustee to the depositor secured by a pledge of the assets or consolidate the assets with the assets of the depositor. The risk of such recharacterization may be increased by the sellers’ treatment of their respective transfers of the assets as secured financings for tax and accounting purposes. In either case, a recharacterization could prevent timely distributions of amounts due on the offered certificates and result in a reduction of payments made on the offered certificates.

Risks Related to Prepayment and Yield

Loan prepayments or repurchases of the assets may adversely affect the average life of, and rate of return on, the offered certificates.

The rate of prepayments on the assets will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, prepayments may increase due to the availability of refinancing at lower interest rates. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on the offered certificates. If prevailing interest rates rise, prepayments on the assets may decrease. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a rate of interest higher than the interest rate on the offered certificates. We cannot predict the rate at which borrowers will prepay their assets.

Borrowers may prepay their assets in whole or in part at any time. Approximately [ - ]% of the identified assets by their cut-off balance, however, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from one to three years after origination. These prepayment premiums may discourage borrowers from prepaying their assets during the applicable period.

The timing of payments of principal also may be affected by liquidations of or insurance payments on the assets. In addition, First NLC Financial Services, LLC, as the originator, may be required to purchase assets from the trust in the event that certain breaches of representations and warranties in respect of the assets made by it are not cured. In addition, if the servicer releases a asset without first having obtained payment in full of the indebtedness secured by such asset, the servicer will be required to deposit into the custodial account any amounts due but not received in connection with the release of the applicable asset. These purchases will have the same effect on certificateholders as prepayments of assets.

A prepayment or purchase of an asset usually will result in a payment of principal on the offered certificates. If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

Refinance programs, which may involve soliciting all or some of the borrowers to refinance their assets, may increase the rate of prepayments on the assets. These programs might be conducted by the originator, the servicer, the master servicer, any of their affiliates or a third party.

The prepayment experience of the assets may differ significantly from that of other similar assets.

See “Yield, Prepayment and Weighted Average Life Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the assets.

Loan prepayments may result in shortfalls in interest collections and reduce the yield on the offered certificates.

When an asset is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the offered certificates on the related distribution date. Each servicer generally is required to cover the shortfall in interest collections attributable to prepayments in full, but only to the extent of half of its servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

Class A-IO certificates may experience losses in the event of rapid prepayment of the assets.

Interest will accrue on the class A-IO certificates on a declining [scheduled] notional balance described in this prospectus supplement. After the distribution date in             , 200  , the notional balance of the class A-IO certificates will be zero and, therefore, current interest will no longer be payable on the class A-IO certificates. In the event that the assets prepay at an extremely rapid rate resulting in their prepayment in full while the class A-IO certificates remain outstanding, investors in the class A-IO certificates could fail to recover their initial investments.

The presence of balloon loans may increase the likelihood of delinquencies on the assets.

Approximately [ - ]% of the assets by their cut-off date balance are balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. The borrower’s ability to make this lump sum payment usually depends on the ability of the borrower to refinance the loan or sell the underlying property, which depends on a number of factors, including:

•	the level of interest rates;

•	the borrower’s equity in the property;

•	general economic conditions;

•	the availability of credit; and

•	the financial condition of the borrower.

If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for such loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

[If amounts in the pre-funding account are not used to purchase subsequent assets, you will receive a prepayment on the offered certificates.

As described further in this prospectus supplement, the depositor will deposit a specified amount in a pre-funding account on the date the offered certificates are issued. The deposited funds may be used only to acquire subsequent assets for the trust during a specified period after the initial issuance of the offered certificates. Any amounts remaining in the account at the end of the period will be distributed as principal to the holders of the offered certificates. The resulting prepayment could adversely affect the yield to maturity of those certificates.]

Hybrid assets may experience faster prepayments than fixed rate assets.

Approximately [ - ]% of the identified assets by their scheduled principal balance as of the cut-off date are hybrid assets, all of which have a fixed interest rate for the first [ - ], [ - ] or [ - ] years after origination and then convert to an adjustable interest rate. This type of adjustable-rate asset is commonly referred to as a hybrid asset. The prepayment experience on hybrid assets may differ from the prepayment experience on fixed-rate assets due to provisions which provide for conversion to an adjustable asset interest rate, periodic coupon reset caps and a maximum asset interest rate. In particular, hybrid assets may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid asset approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate assets are only available at rates that are slightly lower or higher than the asset interest rate before adjustment.

Some of the assets have an initial interest-only period, which may result in increased delinquencies and losses with respect to these assets and in lower weighted average lives of the offered certificates.

Approximately [ - ]% of the identified assets by their scheduled principal balance as of the cut-off date have initial interest-only periods of [ - ] years. During this period, the scheduled payments made by the borrowers will be less than they would be if the assets amortized. In addition, each such asset’s scheduled principal balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, the offered certificates may receive smaller principal payments during the interest-only period than they would have received if each borrower was required to make monthly payments of interest and principal from the origination of the related asset, except in the case of a prepayment.

After the initial interest-only period, the scheduled monthly payment on these assets will increase, which may result in increased delinquencies by borrowers, particularly if interest rates have increased and the borrowers are unable to refinance. In addition, losses may be greater on these assets as a result of the assets not amortizing during the early years of these assets. Although the amount of principal included in each scheduled monthly payment for a traditional asset is relatively small during the first few years after origination, in the aggregate this amount can be significant. Any realized losses, to the extent not covered by credit enhancement, will be allocated to the certificates in reduction of their respective certificate principal balances as described in this prospectus supplement.

Assets with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these assets may be significantly different than the performance of assets that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their assets with new assets, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the borrower may affect the delinquency and prepayment rates of these assets.

The presence of these assets will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these assets not been included in the trust. If you purchase an offered certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these assets provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial years of the term of an asset as a disincentive to prepayment.

Junior lien priority could result in payment delay or loss.

[ - ]% of assets by their cut-off date balance are secured second lien mortgages. Assets secured by second lien mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior asset and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the assets secured by second lien mortgages and prior liens in the aggregate, the certificateholders will bear (a) the risk of delay in payments while any deficiency judgment against the borrower may be sought; and (b) the risk of loss if the deficiency judgment cannot be obtained or is not realized. See “Certain Legal Aspects of the Assets” in the prospectus.

Overcollateralization will affect the yields to maturity of the offered certificates.

Overcollateralization will affect the weighted average life of the offered certificates and consequently the yields to maturity of the offered certificates. If the overcollateralization level is reduced below the required level due to realized losses on the assets, any payments to the certificates to achieve overcollateralization would have the effect of reducing the weighted average lives of the offered certificates. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cash flow as payments of principal on the offered certificates in order to create or maintain the required amount of overcollateralization.

Lack of uniformity of underwriting standards may adversely affect the yields to maturity on the offered certificates.

The assets were (or with respect to subsequent assets, will be) originated by the originator generally in accordance with underwriting guidelines of the type described in this prospectus supplement and the accompanying prospectus. These assets may or may not meet the criteria of Fannie Mae’s or Freddie Mac’s guidelines, such as the guidelines’ maximum principal balance, loan-to-value requirements, minimum credit scores or other underwriting criteria. Accordingly, we make no assurance regarding the delinquency, foreclosure and loss experience regarding the assets.

Changes in the values of secured properties related to the assets may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the assets in the trust than on assets originated in strict accordance with Fannie Mae’s or Freddie Mac’s guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related assets.

Any losses resulting from the lack of uniformity of underwriting standards or a reduction in the values of the mortgaged properties may adversely affect the yield to maturity of the offered certificates. See “Description of the Asset Pool—General” in this prospectus supplement for a description of the characteristics of the assets in the asset pool and “Underwriting Guidelines” in this prospectus supplement for a general description of the underwriting guidelines used in originating the assets.

Certain features of the assets may adversely affect your investment in the certificates.

The assets have features that create additional risks to investors, including those described below.

•	The principal balances of approximately of the assets (representing approximately % of the assets) were in excess of [$1,000,000] as of , . You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the asset pool as a whole.

•	[Additional characteristics to be identified based on the characteristics of the asset pool.]

Risks Related to the Assets

Assets originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies.

The underwriting guidelines used in connection with the origination of the assets in the trust consider the credit quality of a borrower and the value of the mortgaged property. The borrowers, however, generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. In addition, no asset is insured under a primary mortgage insurance policy.

As a result of the underwriting guidelines used in connection with the origination of the assets in the trust, the assets are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by assets underwritten in strict accordance with Fannie Mae and Freddie Mac guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to the assets in the trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value. The foregoing characteristics of the assets may adversely affect the value of the offered certificates.

Geographic concentration of assets may adversely affect the offered certificates.

Approximately [ - ]% of the identified assets by their scheduled principal balance as of the cut-off date are secured by properties located in                     . The rate of delinquencies, defaults and losses on the pool of assets may be higher than if fewer of the assets were concentrated in those states because the following conditions could have a disproportionate impact on such assets:

•	weak economic conditions that may or may not affect real property values, may affect the ability of borrowers to repay their assets on time;

•	declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; or

•	a region’s economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

Natural disasters affect various regions of the United States from time to time, which may result in (a) increased losses on the assets secured by properties located in those regions, or (b) insurance payments that will constitute prepayments of those assets.

For additional information regarding the geographic concentration of the assets, see the geographic distribution table under “Description of the Asset Pool” and Annex A to this prospectus supplement.

Defaults by borrowers on assets in the trust are not insured under primary mortgage insurance policies.

Approximately [ - ]% of the identified assets by their scheduled principal balance as of the cut-off date have Loan-to-Value Ratios greater than [ - ]%. None of the assets with Loan-to-Value Ratios in excess of [ - ]% are, or are expected to be, covered by a primary mortgage insurance policy. We cannot assure you that the applicable credit enhancement will be adequate to cover losses and, as a result, the offered certificates may suffer a loss and the yield to maturity of the offered certificates may be adversely affected.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the scheduled principal balance of the related asset, you could suffer a loss on the offered certificates.

Substantial delays could be encountered in connection with the liquidation of delinquent assets. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to certificateholders. Unless covered by an insurance policy, if a mortgaged property fails to provide adequate security for the related assets, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover or absorb the loss.

The failure to comply with consumer protection laws may create liabilities on the trust.

A failure by the originator to comply with federal or state consumer protection laws could create liabilities on behalf of the trust. These liabilities could include a reduction in the amount payable under an asset, the inability to foreclose on the related mortgaged property, or liability of the trust to a borrower. The originator will represent and warrant that the origination of each asset materially complied with all applicable requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any asset and that each asset is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects the trust’s interest in any asset would create an obligation on the part of the originator to repurchase or substitute for the asset unless the breach is cured. The failure of the originator to repurchase or substitute for the defective asset or pay the liability, however, could expose the trust to losses.

Effects of recent military action.

The United States has undertaken military operations in Afghanistan and Iraq and has placed a substantial number of military reservists and members of the National Guard on active duty status. These operations, and other possible future operations may increase the likelihood that the asset rates of the assets in the trust will be reduced by the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws. This legislation provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. These borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. If any asset in the trust experiences a reduction in the interest rate upon the application of such statutory requirement, less interest will be available for payments on the offered certificates.

The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on an asset during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the assets.

We do not know how many assets have been or may be affected by the application of the Servicemembers Civil Relief Act or similar legislation or regulations.

Usury law in the State of Illinois is uncertain.

A recent Illinois appellate court decision held that federal law does not preempt a particular provision of an Illinois usury statute. This provision, if not preempted, applies to residential assets secured by properties in Illinois with interest rates in excess of 8.00% per annum and prohibits the lender from imposing charges in excess of 3.00% of the principal amount of the loan. Prior to this recent ruling, other courts and regulators had ruled (or provided interpretive guidance) that the Illinois statute was preempted by federal law. In reliance upon this guidance, many lenders may have not complied with the specific requirements of the Illinois statute.

Not more than [ - ]% of the identified assets by their scheduled principal balance as of the cut-off date that are adjustable rate assets are secured by properties in the State of Illinois and have interest ceilings in excess of 8.00% per annum which means these loans may be subject to the Illinois statute. If any of these assets are found to have been originated in violation of Illinois law, the originator will be required to cure the breach, or repurchase or substitute for the asset, if the violation materially and adversely affects the value of such assets or the interests of the certificateholders therein, and pay all penalties thereunder.

[Underwriting standards for home equity loans vary from conventional loan underwriting standards and may present greater credit risk.

            ’s underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan and the applicant’s credit standing and ability to repay.              provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While             ’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property as collateral,              also considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.             ’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing from other sources at the time of origination of             ’s first lien. Any secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property

that is indicated in             ’s loan-to-value ratio determination. The Depositor believes that             .’s underwriting standards utilize factors similar to             ’s underwriting standards in underwriting mortgage loans to its underwriting standards.

As a result of the foregoing, the rates of delinquency, foreclosure and bankruptcy on the home equity loans are likely to be higher, and may be substantially higher, than on mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related home equity loans.]

[The servicing of home equity loans entails special risks.

The servicing of home equity loans of the type originated by the originators, as compared to the servicing of prime mortgage loans, requires special skill and diligence. The servicing of these types of home equity loans generally require more attention to each account, earlier and more frequent contact with borrowers in default and commencing the foreclosure process at an earlier stage of default. The servicer began directly servicing home equity loans in             . As a result the servicer has limited experience servicing home equity loans similar to the home equity loans being sold to the trust. The servicer’s lack of experience in servicing home equity loans may result in greater defaults and losses on the home equity loans. This may result in an accelerated prepayment of your certificates and losses on the subordinated certificates.

Because the servicer commenced its direct servicing operations in             , the servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the servicer’s performance in servicing mortgage loans similar to the home equity loans, other than to the limited extent as described under “The Servicer—Delinquency and Loss Experience” in this prospectus supplement. There can be no assurance that this experience is or will be representative of the performance of the home equity loans.]

[Home equity loans generally have higher loan-to-value ratios and accordingly present a greater risk of loss.

Approximately             % of the home equity loans, by aggregate principal balance as of the cut-off date, had a loan-to-value ratio at origination in excess of             % but will not be covered by a primary mortgage insurance policy. No home equity loan will have a loan-to-value ratio exceeding             % at origination. Home equity loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any home equity loan determined at any time after origination is less than or equal to its original loan-to-value ratio.]

[Defaults may be more frequent for recently originated home equity loans.

Substantially all of the home equity loans were originated within twelve months prior to the cut-off date. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.]

[The return on your notes may be particularly sensitive to the concentration of cooperative loans in the asset pool.

Approximately         % of the Cut-off Date Balance of the assets are cooperative loans. Cooperative loans may present additional risks:

•	In the context of foreclosure following a default by the borrower, in order to complete foreclosure, the servicer in most cases must obtain the approval or consent of the board of directors of the cooperative before transferring the collateral for the cooperative loan. This may limit the ability of the servicer to sell and realize on the value of the collateral.

•	If the servicer forecloses on a cooperative loan, the cooperative will recognize a lender’s lien against proceeds from the sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the cooperative’s rights to sums due under the proprietary lease or occupancy agreement which have become liens on the shares relating to the proprietary lease or occupancy agreement. This could further reduce the amount realized upon a sale of the collateral, which may be less than the outstanding Scheduled Principal Balance of the cooperative loan.

•	The interest of the occupant under proprietary leases or occupancy agreements as to which the cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage on the cooperative. If the cooperative is unable to meet its payment obligations arising under an underlying mortgage, the mortgagee holding the underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. In either case, foreclosure by the holder of an underlying mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the cooperative, or in the case of the assets, the collateral securing the cooperative loans.

•	Because of the nature of cooperative loans, lenders do not require the tenant-stockholder to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the cooperative’s building or real estate may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

The value of an individual dwelling in a cooperative may be adversely affected by changes in debt-levels relating to the cooperative as well as management issues relating to the cooperative.]

[The liquidation proceeds of mixed-use loans may take longer to recover.

Mixed-use loans are assets secured by structures that include both residential dwelling units and space used for retail, professional or other commercial uses. Mixed-use loans represent approximately         % of the Cut-off Date Principal Balance of the assets. Due to the limited market for the type of properties securing mixed-use loans, in the event of a foreclosure, it may take longer to recover proceeds from the liquidation of a mixed-use loan than it would for an asset secured by a one- to four-family dwelling.]

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The First NLC Securitization Trust 200  -  , Asset-Backed Pass-Through Certificates, Series 200  -   (the “Certificates”) will consist of the Class A-1, A-2, A-IO, M-1, M-2, M-3, C, P and R Certificates. The Class A-1 and A-2 Certificates are collectively referred to in this prospectus supplement as the “Class A Certificates.” The Class M-1, M-2 and M-3 Certificates are collectively referred to in this prospectus supplement as the “Class M Certificates.” Only the Class A, M-1 and M-2 Certificates (collectively, the “Offered Certificates”) are offered hereby.

The Certificates will be issued in accordance with the Pooling and Servicing Agreement, dated as of                  , 200   (the “Pooling and Servicing Agreement”), by and among First NLC Securitization, Inc., as depositor (the “Depositor”), First NLC Financial Services, LLC, as originator (the “Originator”),                     , as sellers (each a “Seller” and collectively, the “Sellers”),                     , as servicer (the “Servicer”),                     , as the interim servicer, and                     , as trustee (the “Trustee”).

The Certificates represent beneficial ownership interests in a trust (the “Trust”), the assets of which (the “Trust Fund”) consist primarily of:

•	a pool (the “Asset Pool”) of [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] (the “Assets”);

•	accounts that are maintained by the Servicers, the Master Servicer and the Trustee;

•	property acquired by foreclosure of Assets or deed in lieu of foreclosure;

•	the insurance policies covering certain of the Assets or the related secured properties;

•	the rights of the trust under the Cap Agreement;

•	the rights of the Depositor under the Pooling and Servicing Agreement, as described under “The Pooling and Servicing Agreement—Assignment of Assets”; and

•	all proceeds of the foregoing.

Distributions on the Certificates will be made on the          day of each calendar month or, if the          day is not a Business Day, on the next succeeding Business Day, beginning in              200   (each, a “Distribution Date”), to certificateholders of record on the applicable Record Date. The “Record Date” for each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. A “Business Day” is any day other than (a) a Saturday or a Sunday, or (b) a day on which banking institutions in the State of New York or any city in which the corporate trust office of the Trustee or the principal office of the Master Servicer is located, are authorized or obligated by law or executive order to be closed.

Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trustee” in this prospectus supplement.

The Offered Certificates will be issued in minimum denominations in principal balances of $[25,000] and integral multiples of $[1.00] in excess thereof.

Book-Entry Registration of the Offered Certificates

The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants, and for such purpose the Offered Certificates are referred to in this prospectus supplement as “Book-Entry Certificates.” Beneficial Owners will hold their Certificates through DTC, Clearstream Banking, société anonyme, or the Euroclear System.

Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate to the initial Certificate Principal Balance of the related Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a physical certificate representing such person’s interest (a “Definitive Certificate”), except as set forth in limited circumstances described under “Description of the Securities—Book-Entry Procedures and Definitive Securities” in the accompanying prospectus.

See “Description of the Securities—Book-Entry Procedures and Definitive Securities” in the accompanying prospectus for a general discussion of the book-entry procedures of DTC.

Payments on Assets; Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Assets which will be separate from the Servicer’s collections from other assets (each, a “Custodial Account”). On or prior to the Closing Date, the Master Servicer will establish an account generally for the collection of remittances from the servicer (the “Collection Account”) and the Trustee will establish a payment account (the “Payment Account”) and each will be maintained for the benefit of the Certificateholders. On the [ - ] Business Day prior to the Distribution Date (the “Servicer Remittance Date”), each Servicer will remit amounts for distribution on the Certificates from amounts on deposit in the Custodial Accounts to the Servicer for deposit in the Custodial Account. On the Business Day prior to the Distribution Date, the Master Servicer will withdraw amounts and deposit in the Collection Account and remit such amounts to the Trustee for deposit in the Payment Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Payment Account, the Trustee will withdraw an amount equal to the Available Distribution Amount to make distributions to the certificateholders.

Funds credited to the Custodial Account may be invested at the discretion of the Servicer for its own benefit in eligible investments as specified in the Pooling and Servicing Agreement. Similarly, amounts deposited in the Payment Account may be invested at the discretion of the Trustee, as applicable, for its own benefit only in eligible investments as specified in the Pooling and Servicing Agreement or may remain uninvested.

[As described in “The Trust—Conveyance of Subsequent Assets and Pre-Funding Account,” on the Closing Date, the Depositor will make deposits of cash into the Pre-Funding Account and Capitalized Interest Account (as defined in the Prospectus) established and maintained by the Trustee for the benefit of the certificateholders. Amounts in the Pre-Funding Account and the Capitalized Interest Account may be invested during the Pre-Funding Period by the Trustee at the written direction of the Depositor only in permitted investments as specified in the Pooling and Servicing Agreement, with any investment earnings on such investments being deposited into the Payment Account. In the absence of any such direction, amounts held in the Pre-Funding Account and the Capitalized Interest Account shall remain uninvested.]

[At the end of the Pre-Funding Period, the Pre-Funding Account will be terminated and any amounts remaining therein will be transferred by the Trustee to the Payment Account to be distributed to the holders of the certificates as a prepayment of principal on the immediately following Distribution Date in accordance with the priorities set forth in “—Priority of Distributions.” At the same time, any amounts remaining in the Capitalized Interest Account after the Distribution Date following the end of the Pre-Funding Period will be transferred to the Depositor or its designee. The Pre-Funding Account and the Capitalized Interest Account will not be assets of any REMIC created under the Pooling and Servicing Agreement.]

Distributions to Certificateholders

Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount in the order of priority set forth below.

Priority of Distributions

On each Distribution Date the Available Distribution Amount will be distributed in the following amounts and in the following order of priority:

(i)	Available Interest Funds will be distributed in the following order of priority:

(a)	first, to pay unpaid Administrative Expenses, if any;

(b)	second, concurrently to the Holders of each Class of Class A Certificates, pro rata based upon the entitlement of each such Class, its Interest Distribution Amount;

(c)	third, sequentially to the Holders of each Class of Class M Certificates in numeric order, its Interest Distribution Amount; and

(d)	fourth, for distribution as Excess Cash Flow pursuant to clause (iii) below.

(ii)	Available Principal Funds will be distributed in the following order of priority:

(a)	if such Distribution Date is prior to the Stepdown Date or a Trigger Event is in effect on such Distribution Date:

(1)	first, to the Holders of the Class A-1 Certificates in reduction of their Certificate Principal Balance, until reduced to zero;

(2)	second, to the Holders of the Class A-2 Certificates in reduction of their Certificate Principal Balance, until reduced to zero;

(3)	third, to the Holders of each Class of Class M Certificates sequentially in numeric order in reduction of their Certificate Principal Balance, each until reduced to zero; and

(4)	fourth, for distribution as Excess Cash Flow pursuant to clause (iii) below; or

(b)	if such Distribution Date is on or after the Stepdown Date and no Trigger Event is in effect on such Distribution Date:

(1)	first, to the Holders of the Class A-1 Certificates, the Senior Principal Distribution Amount, in reduction of their Certificate Principal Balance until reduced to zero;

(2)	second, to the Holders of the Class A-2 Certificates, any remaining Senior Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(3)	third, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(4)	fourth, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero; and

(5)	fifth, for distribution as Excess Cash Flow pursuant to clause (iii) below.

(iii)	Excess Cash Flow, if any, will be distributed in the following order of priority:

(a)	first, to the Holders of each Class of Class A Certificates, pro rata based upon the entitlement of each Class, any unpaid amounts due pursuant to clause (i) above;

(b)	second, to fund the Extra Principal Distribution Amount (to be included in Available Principal Funds for distribution pursuant to clause (ii) above);

(c)	third, to the Holders of the Class M Certificates sequentially in numeric order, (1) first, to pay any unpaid amounts due pursuant to clause (i) above, and (2) second, to pay any Applied Loss Amount for such Distribution Date and unpaid Applied Loss Amount from a prior Distribution Date for such Class of Class M Certificates;

(d)	fourth, from amounts otherwise payable to the Class C Certificates, to the Holders of each class of Certificates, pro rata based upon the entitlement of each Class, any unpaid Net WAC Cap Carryover Amount; and

(e)	fifth, to the Holders of the Class C, P and R Certificates as specified in the Pooling and Servicing Agreement.

Definitions Relating to Distributions on the Certificates

The “Adjusted Net Asset Rate” with respect to any Asset is the asset rate thereof reduced by the related Servicing Fee Rate and the Trustee Fee Rate for such Asset.

The “Administrative Expenses” with respect to any Distribution Date is the sum of (a) all related fees, charges and other amounts payable or reimbursable to the Trustee, to the Master Servicer and to the Servicer under the Pooling and Servicing Agreement, (b) any related unreimbursed expenses incurred by the Servicer in connection with a liquidation or foreclosure and any unreimbursed advances due to a Servicer to the extent of and from of any insurance proceeds, Liquidation Proceeds, condemnation proceeds, the proceeds of from the sale of any defaulted Assets during the related Prepayment Period, and any partial or full Principal Prepayments, together with any accrued interest thereon, received during the related Prepayment Period, and (c) any related unreimbursed non-recoverable advances due to a Servicer.

The “Allocable Share” with respect to each class of Certificates and any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Certificate Principal Balance of such class of Certificates and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates.

The “Available Distribution Amount” with respect to any Distribution Date is the sum of the Available Principal Funds and the Available Interest Funds for such Distribution Date, net of Administrative Expenses and amounts in respect of indemnification.

The “Available Interest Funds” with respect to any Distribution Date is the sum of:

(a) the total amount of all cash in respect of interest received on the Assets including without limitation:

(i) all Scheduled Monthly Payments of interest collected on the Assets and due during the Due Period related to such Distribution Date, together with any advances in respect thereof;

(ii) all insurance proceeds, Liquidation Proceeds and condemnation proceeds from the Assets, in each case in respect of interest, for such Distribution Date;

(iii) all other amounts received from a Servicer with respect to the sale of any defaulted Assets in respect of interest during the related Prepayment Period;

(iv) all accrued interest on full Principal Prepayments identified as having been received in respect of the Assets during the related Prepayment Period;

(v) any Compensating Interest Payments received from a Servicer in respect of Prepayment Interest Shortfalls with respect to the Assets;

(vi) the aggregate repurchase price in respect of interest of all Assets purchased by the Originator from the trust during the related Prepayment Period; and

(vii) any amounts withdrawn from the Capitalized Interest Account in the amount of the Capitalized Interest Requirement; and

(b) in the case of (i) through (iv) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

The “Available Principal Funds” with respect to each Distribution Date is the excess, if any, of (a) the sum of the Principal Proceeds and the Extra Principal Distribution Amount for such Distribution Date, over (b) the Overcollateralization Release Amount for such Distribution Date.

The “Average Sixty-Day Delinquency Ratio“ the ratio of the average of the aggregate Scheduled Principal Balance of Assets delinquent (including each Asset in foreclosure or for which the Mortgagor has filed for bankruptcy after the Closing Date) 60 days or more for the preceding six Due Periods to the average of the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount, each for such periods.

The “Capitalized Interest Requirement” as to any Distribution Date to and including the first Distribution Date following the end of the Pre-Funding Period, is an amount equal to the lesser of (a) amounts on deposit in the Capitalized Interest Account and (b) excess of (i) the aggregate Interest Distribution Amount for all classes of Certificates over (ii) the Available Interest Funds (determined exclusive of any amounts withdrawn from the Capitalized Interest Account for such Distribution Date).

The “Certificate Principal Balance” of any class of Certificates, other than the Class A-IO, C and R Certificates, on any Distribution Date will equal its initial principal balance as of the Closing Date as reduced by distributions of principal previously made on that class of Certificates and any Applied Loss Amounts previously allocated to that class of Certificates and increased by any Subsequent Recoveries allocated to such class for previous Distribution Date. Each class of Offered Certificates will be issued in the respective approximate initial Certificate Principal Balances specified in the table on page S-iv.

The “Class A-IO Notional Principal Balance” for any Distribution Date will be the applicable notional principal balance set forth in Annex D to this prospectus supplement.

The “Class M-1 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately [ - ]% and (B) the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) [ - ]% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Assets as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

The “Class M-2 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A and M-1 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amount for the Class M-1 Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately [ - ]% and (B) the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) [ - ]% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Assets as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

The “Class Principal Distribution Amount” with respect to each Distribution Date means each of the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for such Distribution Date.

The “Cumulative Realized Losses” are the aggregate Realized Losses incurred in respect of Liquidated Assets since the Cut-off Date, as reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date.

The “Current Interest” for each class of Certificates on any Distribution Date is the amount of interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to that Distribution Date at the applicable Pass-Through Rate.

The “Due Period” with respect to any Distribution Date and any Asset is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs (or the day following the Cut-off Date in respect of the initial Due Period) and ending at the close of business on the first day of the month in which the Distribution Date occurs.

The “Excess Cash Flow” with respect to any Distribution Date is the sum of (a) any Available Interest Funds remaining after application pursuant to clauses (i)(a) through (c) of “Priority of Distributions” and (b) any Available Principal Funds remaining after application pursuant to either clauses (ii)(a)(1) through (4) or clauses (ii)(b)(1) through (5) of “Priority of Distributions,” as applicable.

The “Extra Principal Distribution Amount“ with respect to any Distribution Date is the lesser of (a) Available Interest Funds applied to Excess Cash Flow pursuant to clause (i)(d) of “Priority of Distributions” and after application thereof pursuant to clause (iii)(a) of “Priority of Distributions,” and (b) the Overcollateralization Deficiency Amount for such Distribution Date.

The “Formula Rate” for each class of Certificates is the lesser of (i) One Month LIBOR plus the applicable margin for such Class as set forth on page S-v and (ii) [ - ]%.

The “Interest Accrual Period” with respect to any Asset and any Distribution Date is the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending at the close of business on the calendar day immediately preceding such Distribution Date.

The “Interest Distribution Amount” on each Distribution Date with respect to each class of Certificates is an amount equal to the excess of (a) the sum of (i) the Current Interest for such class of Certificates for such Distribution Date, (ii) any unpaid Current Interest for such class from a prior Distribution Date (together with any unpaid interest thereon), and (iii) interest accrued during the related Interest Accrual Period on the amount described in clause (ii) above at the Pass-Through Rate applicable to such class of Certificates, over (b) the Allocable Share of Net Prepayment Interest Shortfalls and reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act and similar state laws (any such reduction, a “Relief Act Reduction”) for such class of Certificates.

The “Margin Stepup Date” is the first Distribution Date on or after the date on which the Optional Termination may be exercised.

The “Net Prepayment Interest Shortfalls” with respect to any Distribution Date is the amount by which the aggregate Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payments made with respect to such Distribution Date.

The “Net WAC Rate” as to any Distribution Date is a per annum rate equal to the weighted average Adjusted Net Asset Rate of the Assets as of the first day of the Due Period for such Distribution Date, calculated on the basis of the actual number of days in the related Interest Accrual Period.

The “Net WAC Cap Carryover Amount” for each class of Certificates on a Distribution Date is the sum of (i) the excess, if any, of (a) the amount that would have been the Current Interest for such class of Certificates at the Formula Rate over (b) the actual amount of Current Interest distributable for such class of Certificates, (ii) any excess described in clause (i) above for any prior Distribution Date that remains unpaid (together with any unpaid interest thereon), and (iii) interest accrued during the Interest Accrual Period related to such Distribution Date on the amount described in clause (ii) above at the Formula Rate applicable to such class of Certificates.

The “Overcollateralization Amount” with respect to any Distribution Date is the excess, if any, of the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount, each as of the last day of the related Due Period, over the aggregate Certificate Principal Balance of all classes of Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).

The “Overcollateralization Deficiency Amount” with respect to any Distribution Date is the excess, if any, of the Target Overcollateralization Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date, after giving effect to distributions of the Principal Proceeds, but prior to allocation of the Applied Loss Amount, on such Distribution Date.

The “Overcollateralization Release Amount“ with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect is the lesser of (a) the Principal Proceeds for such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Proceeds is applied as a principal payment on the Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

The “Pass-Through Rate” with respect to each class of Certificates is the per annum rate, if any, calculated in the manner described on page S-iv.

The “Prepayment Interest Shortfall” with respect to any Distribution Date and each Asset subject to a Principal Prepayment received during the calendar month preceding such Distribution Date is the amount, if any, by which one month’s interest at the related Adjusted Net Asset Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

The “Principal Proceeds” with respect to any Distribution Date is the sum of:

(a) the total amount of all cash in respect of principal received on the Assets including without limitation:

(i) all Scheduled Monthly Payments of principal collected on the Assets and due during the Due Period related to such Distribution Date, together with any advances in respect thereof;

(ii) all insurance proceeds, Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds from the Assets, in each case in respect of principal, for such Distribution Date;

(iii) all other amounts received from a Servicer with respect to the sale of any defaulted Assets in respect of principal during the related Prepayment Period;

(iv) all partial or full Principal Prepayments identified as having been received in respect of the Assets during the related Prepayment Period;

(vi) the aggregate repurchase price of all Assets in respect of principal purchased by the Originator from the Trust during the related Prepayment Period; and

(vii) any amounts remaining in the Pre-Funding Account and transferred to the Payment Account immediately following the termination of the Pre-Funding Period; and

(b) in the case of (i) through (iv) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

The “Senior Enhancement Percentage” with respect to any Distribution Date is a fraction expressed as a percentage equal to (a) the sum of the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date, divided by (b) the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount as of the last day of the related Due Period.

The “Senior Principal Distribution Amount” as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect is the excess of (a) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (1) approximately [ - ]% and (2) the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (1) [ - ]% and (2) the sum of the aggregate Scheduled Principal Balance of the Closing Date Assets as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

The “Stepdown Date” is the earlier to occur of (a) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, and (b) the later to occur of (i) the Distribution Date in                      200   and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [ - ]%.

The “Target Overcollateralization Amount” means with respect to (i) any Distribution Date prior to the Stepdown Date, approximately [ - ]% of the sum of (x) the aggregate Scheduled Principal Balance of the Closing Date Assets as of the Cut-off Date and (y) the Pre-Funded Amount as of the Closing Date, and (ii) for any Distribution Date on or after the Stepdown Date, approximately the lesser of (a) [ - ]% of the sum of (i) the aggregate Scheduled Principal Balance of the Closing Date Assets as of the Cut-off Date and (ii) the Pre-Funded Amount as of the Closing Date, and (b) [ - ]% of the sum of (i) the aggregate Scheduled Principal Balance of the Assets and (ii) the Pre-Funded Amount, each as of the last day of the related Due Period, subject to a floor equal to [ - ]% of the sum of (i) the aggregate Scheduled Principal Balance of the Closing Date Assets as of the Cut-off Date and (ii) the Pre-Funded Amount as of the Closing Date; provided, however, if a Trigger Event has occurred and is continuing on the related Distribution Date, the Target Overcollateralization Amount will be the same as the Target Overcollateralization Amount on the preceding Distribution Date. The Target Overcollateralization Amount will be zero when the Certificate Principal Balance of each of the Offered Certificates and the Class M-3 Certificates is reduced to zero.

The “Trigger Event” is an event that is in effect on any Distribution Date on or after the Stepdown Date, if either (a) the Average Sixty-Day Delinquency Ratio equals or exceeds [ - ]% of the Senior Enhancement Percentage on such Distribution Date or (b) Cumulative Realized Losses as a percentage of the sum of (i) the aggregate Scheduled Principal Balance of the Closing Date Assets as of the Cut-off

Date and (ii) the Pre-Funded Amount as of the Closing Date, exceeds the applicable percentages set forth in the table below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
200 - 200	[ - ]% with respect to 200 , plus an additional [ - ]th of [ - ]% for each month thereafter
200 - 200	[ - ]% with respect to 200 , plus an additional [ - ]th of [ - ]% for each month thereafter
200 - 200	[ - ]% with respect to 200 , plus an additional [ - ]th of [ - ]% for each month thereafter
200 and thereafter	[ - ]%

Determination of LIBOR

On each LIBOR Determination Date (other than with respect to the Initial Accrual Period), as defined below, the Trustee will determine the London interbank offered rate (“LIBOR”) on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date in the following manner:

(a)	If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places);

(b)	If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The “Reserve Interest Rate” will be either (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rates that New York City banks selected by the Depositor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks; and

(c)	If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (a) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rates applicable to the Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated “LIBOR” on the Bloomberg Financial Markets Commodities News.

If (i) with respect to any LIBOR Determination Date LIBOR is determined pursuant to clause (c) above and (ii) on the next succeeding LIBOR Determination Date LIBOR will be determined pursuant to such clause (c) above, then the Depositor shall select an alternative interest rate index over which the Depositor has no control that is used for determining Eurodollar lending rates and is calculated and published (or otherwise made available) by an independent third party, and such alternative interest rate index shall constitute LIBOR for all purposes hereof.

The “LIBOR Business Day” means any day on which banks in London, England and New York, New York are open and conducting transactions in foreign currency and exchange.

The “LIBOR Determination Date” means the second LIBOR Business Day immediately preceding the commencement of each Interest Accrual Period, except with respect to the initial Interest Accrual Period, when it means the second LIBOR Business Day preceding the Closing Date.

The “Reference Banks” means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, England, (b) whose quotations appear on the “Bloomberg Screen LIBOR Index Page” (as described in the definition of LIBOR) on the applicable LIBOR Determination Date, and (c) which have been designated as such by the Depositor and are able and willing to provide such quotations to the Depositor on each LIBOR Determination Date. The Reference Banks initially shall be Barclay’s plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Bloomberg Screen LIBOR Index Page or in any other way fail to meet the qualifications of a Reference Bank, the Depositor shall use its best efforts to designate alternate Reference Banks.

Credit Enhancement

Credit enhancement for the Offered Certificates consists of subordination of certain classes of certificates, the priority of application of Realized Losses, excess cash flow and overcollateralization, in each case as described in this prospectus supplement.

Subordination

The rights of Holders of certain classes of Certificates to receive distributions with respect to the Assets will be subordinated, to the extent described in this prospectus supplement, to such rights of holders of each class of Certificates having a higher priority of distribution, as described under “Priority of Distributions” above. The Class A-1 Certificates are not subordinate to any other classes of Certificates. This subordination is intended to enhance the likelihood of regular receipt by holders of Certificates having a higher priority of distribution of the full amount of interest and principal distributable on such classes of Certificates, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the Assets.

Application of Realized Losses

During any Prepayment Period, a Realized Loss may occur in respect of an Asset in connection with the liquidation of such Asset, a Debt Service Reduction or a Deficient Valuation. A “Realized Loss” means:

(i) for an Asset that becomes a Liquidated Asset is an amount (not less than zero or more than the Scheduled Principal Balance of the Asset) as of the date of such liquidation, equal to (A) the Scheduled Principal Balance of the Liquidated Asset as of the date of such liquidation, plus (B) interest at the Adjusted Net Asset Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Asset from time to time, minus (C) the Liquidation Proceeds received during the calendar month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjustable Asset Rate and to principal of the Liquidated Asset;

(ii) for an Asset which has become the subject of a Debt Service Reduction, the amount, if any, by which the principal portion of the related Scheduled Monthly Payment has been reduced; and

(iii) for an Asset which has become the subject of a Deficient Valuation and the principal amount due under the related Mortgage Note has been reduced, an amount equal to the difference between the principal balance of the Asset outstanding immediately prior to such Deficient Valuation and the principal balance of the Asset as reduced by the Deficient Valuation.

A “Debt Service Reduction” with respect to any Asset, is a reduction of the Scheduled Monthly Payment that the related Mortgagor is obligated to pay on any due date as a result of any proceeding under bankruptcy law or any similar proceeding. A “Deficient Valuation” with respect to any Asset, is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Asset, or any reduction in the amount of principal to be paid in connection with any Scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the aggregate Scheduled Principal Balance of the Assets, and thus may reduce the Overcollateralization Amount. As described in this prospectus supplement, the Overcollateralization Amount is increased and maintained by application of Excess Cash Flow to make distributions of principal on the Offered Certificates.

If on any Distribution Date, after giving effect to all distributions on the Certificates on such Distribution Date and the increase of Certificate Principal Balances as a result of Subsequent Recoveries, the aggregate Certificate Principal Balance of the Certificates exceeds the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount for such Distribution Date (such excess, an “Applied Loss Amount”), the Certificate Principal Balances of the Class M Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Certificate Principal Balance to the Class M Certificates in reverse order of their respective numerical Class designations until the respective Certificate Principal Balance of each such Class is reduced to zero.

“Subsequent Recovery“ means any amount (net of reimbursable expenses) received on an Asset subsequent to such Asset being determined to be a Liquidated Asset that resulted in a Realized Loss. If Subsequent Recoveries are received, they will be included as part of the Available Principal Funds for the Distribution Date following the calendar month in which received and distributed in accordance with the priorities of distribution described in this prospectus supplement. In addition, after giving effect to all distributions on a Distribution Date, the unpaid Applied Loss Amount for the Class M Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Applied Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Class M Certificates will be increased by the same amount.

Holders of Class M Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Excess Cash Flow as described in “Description of the Offered Certificates—Distributions to Certificateholders.”

Excess Cash Flow

For each Distribution Date, the collection of interest and principal on the Assets in the related Due Period and Prepayment Period is expected to exceed the amount needed to distribute monthly principal and interest on the Certificates and to pay the fees, expenses and indemnity of a Servicer, the Master Servicer and the Trustee, however, no assurance is given in this regard. Such excess cash flow from the Assets each month will be available to cover certain shortfalls in interest, absorb Realized Losses on the Assets, achieve and maintain overcollateralization at the required levels and cover any Net WAC Cap Carryover Amounts.

Overcollateralization

Credit enhancement with respect to the Certificates, other than the Class C, P and R Certificates, will be provided by overcollateralization resulting from the sum of the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount exceeding the aggregate Certificate Principal Balance of the Certificates. The initial Overcollateralization Amount is expected to be approximately [ - ]% of the sum of the aggregate Scheduled Principal Balance of the Closing Date Assets as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date. The Pooling and Servicing Agreement requires that this Overcollateralization Amount be increased to, and thereafter maintained at, the Target Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of available Excess Cash Flow to accelerate the payment of the Certificate Principal Balances of the Certificates until the Overcollateralization Amount reaches the Target Overcollateralization Amount. However, Realized Losses with respect to Assets will reduce the Overcollateralization Amount, and could result in an overcollateralization deficiency.

The application of available Excess Cash Flow to reduce the aggregate Certificate Principal Balance of the Certificates on any Distribution Date will have the effect of accelerating the amortization of the Certificates relative to the amortization of the Assets. Any increase in the applicable Target Overcollateralization Amount may result in an accelerated amortization of the Certificates until such Target Overcollateralization Amount is reached. Conversely, any decrease in the Target Overcollateralization Amount might result in a decelerated amortization of the Certificates.

Final Scheduled Distribution Date

The “Final Scheduled Distribution Date“ for the each of the Offered Certificates has been determined to be the Distribution Date following the month of the scheduled maturity date of the Asset having the latest scheduled maturity date as of the Cut-off Date. As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than such Class’s Final Scheduled Distribution Date.

Optional Termination

The [Master Servicer] may terminate the Trust by purchasing all Assets and REO properties remaining in the Trust on any Distribution Date (any such event, an “Optional Termination”) occurring on or after the Distribution Date on which the sum of the aggregate Scheduled Principal Balance of the Assets and REO Properties and the Pre-Funded Amount on such Distribution Date is [ - ]% or less of the sum of the aggregate Scheduled Principal Balance of the Closing Date Assets as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date. The Trust also may be terminated and the Certificates retired on any Distribution Date upon the Master Servicer’s determination, based on an opinion of counsel, that the REMIC status of any REMIC has been lost or that a substantial risk exists that this status will be lost for the then current taxable year. See “Description of the Securities—Optional Redemption or Termination” in the accompanying prospectus.

In the event that the option is exercised, the repurchase will be made at a price generally equal (a) to the outstanding principal balance of the Asset and, with respect to REO property, the lesser of the fair market value of each REO property, as determined by the Servicer, and the principal balance of the related Asset plus (b) accrued and unpaid interest at the related asset rate up to and including the first day of the month in which the termination price is paid, plus (c) the amount of any unreimbursed servicing-related advances made by a Servicer in respect of such Asset and any and all amounts owing to the Trustee, the Master Servicer and the Servicers. Proceeds from the repurchase will be included in the Available Distribution Amount and will be distributed to the certificateholders in accordance with the Pooling and Servicing Agreement.

Any repurchase of the Assets and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding Certificates.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, to the extent of available funds, to the certificateholders on the Final Distribution Date the amounts due them in accordance with the Pooling and Servicing Agreement. The amount remaining on deposit in the Payment Account, other than amounts retained to meet claims, after all required distributions have been made to the holders of the Certificates will be paid to the Class R certificateholders, based upon the holders’ respective percentage interests, in accordance with the provisions of the Pooling and Servicing Agreement.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield and Prepayments

General

The effective yields to maturity to the holders of the Offered Certificates will be affected by the rate of principal payments on the Assets and the application of excess cash flow to retire the Certificate Principal Balances of the Offered Certificates. In particular, prepayments (which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) of the Assets and resulting Prepayment Interest Shortfalls (to the extent not covered by the Servicers as described in this prospectus supplement) may affect the yields to maturity of the Offered Certificates. Other factors that may affect yields to maturity include the extent to which Assets bearing higher Asset Rates prepay at a more rapid rate than Assets with lower Asset Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses and the purchase price for the Offered Certificates.

If the purchaser of an Offered Certificate offered at a discount from its initial Certificate Principal Balance calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Assets, the actual yield may be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the Assets, the actual yield may be lower than that so calculated.

The rate of principal payments on the Assets will also be affected by the amortization schedules of the Assets, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Assets and repurchases of Assets due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Assets may, and the timing of Realized Losses will, significantly affect the yield to maturity to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Prepayments, liquidations and repurchases of Assets will result in payments to holders of the Certificates of principal amounts that would otherwise be paid over the remaining terms of such Assets. The rate of defaults on the Assets will also affect the rate and timing of principal payments on the Assets. In general, defaults on assets are expected to occur with greater frequency in their early years.

Because the rate and timing of principal payments on the Assets will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Assets, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. In addition, as discussed below, the interest rates on the Offered Certificates beginning with the Interest Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Asset Rates on the Assets begin to adjust.

As described herein, approximately [ - ]% of the Assets are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans are generally expected to have original terms to maturity of [ - ] years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.

As described in this prospectus supplement, approximately [ - ]% of the Identified Assets by their aggregate Scheduled Principal Balance as of the Cut-off Date do not provide for monthly payments of principal for the first five years following origination. Instead, only monthly payments of interest are due during such period. Borrowers may be disinclined to prepay such loans during such five-year period. In addition, because no principal is due on such loans for their initial five-year period, the Certificate Principal Balances of the Offered Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Assets are recalculated on the basis of a twenty-five year, level payment amortization schedule, principal payments on the Offered Certificates are expected to increase correspondingly, and, in any case, may be made at a faster rate than if payments on the related Assets were calculated on the basis of a 30 year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Assets.

The Pass-Through Rate is subject to a Net WAC Rate

The Pass-Through Rate for each class of Certificates and on any Distribution Date is subject to a monthly cap based upon the Net WAC Rate. Therefore, the prepayment of the Assets with higher asset rates may result in a lower Net WAC Rate for each class of Certificates.

To the extent interest to be distributed on a Distribution Date to any class of Certificates is determined by reference to the Net WAC Rate, the difference between that Net WAC Rate and the related Formula Rate will create a shortfall that will carry forward with interest thereon. The shortfalls described above will only be payable from any Excess Cash Flow available for that purpose and pursuant to the Cap Agreement as described in this prospectus supplement. These shortfalls may remain unpaid on the date on which the Optional Termination of the Certificates is exercised or, if it is not exercised, on the Final Scheduled Distribution Date.

Shortfalls caused by the failure of the Cap Provider to make required payments pursuant to the Cap Agreement will only be payable from the Excess Cash Flow and may remain unpaid on the date on which Optional Termination of the Certificates is exercised or, if it is not exercised, on the Final Scheduled Distribution Date.

Prepayments

The rate of prepayments on the Assets will depend on future events and a variety of factors and, therefore, cannot be predicted. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Assets. In general, if prevailing interest rates fall below the interest rates on the Assets, the Assets are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Assets. Conversely, if prevailing interest rates rise above the interest rates on the Assets, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Assets include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Assets generally have due-on-sale clauses.

Adjustable Rate Assets and Fixed Rate Assets may experience different rates of prepayment. Approximately [ - ]% of the Identified Assets by their aggregate Scheduled Principal Balance as of the Cut-off Date that are hybrid Assets have Asset Rates that provide for a fixed interest rate during an initial period of two, three and five years from the date of the origination and thereafter provide for adjustments to the Asset Rates on a semi-annual basis. When such Adjustable Rate Assets begin their adjustable period, increases and decreases in the Asset Rate on the Asset will be limited by the Periodic Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with Asset Rates. As a result, the Asset Rates on the Adjustable Rate Assets at any time may not equal the prevailing interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Asset has a Maximum Rate, and each Adjustable Rate Asset has a Minimum Rate, which in some cases is equal to the related Gross Margin. See “Description of the Asset Pool—Adjustable Rate Assets” in this prospectus supplement.

Some borrowers who prefer the certainty provided by fixed rate assets may nevertheless obtain adjustable rate assets at a time when they regard the interest rates (and, therefore, monthly payments) on fixed rate assets as unacceptably high. These borrowers may be induced to refinance adjustable rate assets when the interest rates and monthly payments on comparable fixed rate assets decline to levels which these borrowers regard as acceptable, even though such interest rates and monthly payments may be significantly higher than the current interest rates and monthly payments on the borrowers’ adjustable rate assets.

The ability to refinance an asset will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing interest rates, the borrower’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Assets during the applicable Prepayment Period. Approximately [ - ]% of the Identified Assets by their aggregate Scheduled Principal Balance as of the Cut-off Date are subject to Prepayment Premiums during intervals ranging from 1 year to 3 years following origination, as described under “Description of the Asset Pool—General” in this prospectus supplement.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Pooling and Servicing Agreement, the Originator will represent and warrant that as of the Closing Date each mortgaged property or other secured property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of certificateholders, the Originator will be required to repurchase the affected Asset or substitute another asset therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date or, in the case of any Subsequent Assets, after the date on which such Subsequent Asset is sold to the trust, the Originator will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Assets in whole or in part. Any repurchases or repayments of Assets may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Overcollateralization

The yields of the Offered Certificates will be affected by the application of Excess Cash Flow as described in this prospectus supplement and by the amount of overcollateralization. The amount of Excess Cash Flow will be affected by the delinquency, default and prepayment experience of the Assets.

There can be no assurance as to whether overcollateralization will be maintained at the levels described in this prospectus supplement.

The level of excess cash flow available on any Distribution Date will be influenced by, among other things:

•	the overcollateralization level of the Assets:

•	the loss experience of the Assets; and

•	the extent to which the weighted average Net Asset Rates of the Assets exceed the pass-through rates of the Certificates.

No assurances can be given as to the amount or timing of excess cash flow distributable on the Certificates.

Subordination

As described in this prospectus supplement, a class of Certificates having a more senior class designation will have a preferential right to receive distributions of interest and principal. As a result, the yields of the Offered Certificates that are more subordinate will be more sensitive, in varying degrees, to delinquencies and losses on the Assets than the yields of more senior classes of Certificates.

Sensitivity of the Class A-IO Certificates

The yields of the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the related Assets. The Class A-IO Certificates will have no principal amount and therefore are offered at a premium. The Class Notional Principal Amount of the Class A-IO Certificates will decrease according to a schedule as described herein. After the Distribution Date in                      200   the Class Notional Principal Amount of the Class A-IO Certificates will be zero, and the Class A-IO Certificates will not be entitled to distributions in respect of Current Interest.

In the event that the Assets prepay at an extremely rapid rate resulting in a decline in the Pool Scheduled Principal Balance below the applicable scheduled Class Notional Principal Balance, investors in such Certificates could fail to recover their initial investments. Prospective investors in the Class A-IO Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Assets could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments.

To illustrate the significance of prepayments on the yields on the Class A-IO Certificates, the following table indicates the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the percentages of the Prepayment Assumption. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the Class Notional Principal Amount by the number of years from the date of issuance of the

Class A-IO Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of the Class Notional Principal Amount described in clause (1) above. It is unlikely that any of the Assets will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. Such weighted average lives are shown for illustrative purposes only. The Class A-IO Certificates are not entitled to distributions of principal and therefore have no weighted average lives. The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following table was prepared on the basis of the characteristics of the assets expected to be included in the pool of Assets, the Modeling Assumptions set forth under “—Weighted Average Life” below, except as described in this paragraph, and the additional assumptions that (1) the applicable assumed purchase price (expressed as a percentage of the Class Notional Principal Amount), exclusive of accrued interest for the Class A-IO Certificates is as set forth below and (2) the initial Class Notional Principal Amount and Pass-Through Rates of the Class A-IO Certificates are as set forth or described herein.

Pre-Tax Yield to Maturity of the Class A-IO Certificates*

(Assumed Purchase Price Percentage of [ - ]%)

	Percentage of Prepayment Assumption
	0%	50%	120%	180%	240%
Yield**	%	%	%	%	%
Weighted Average Life in Years

*	Assuming a purchase price of [ - ]%, plus accrued interest, and further assuming prepayments at approximately [ - ]%, the pre-tax yield to maturity on the Class A-IO Certificates would be approximately [ - ]%.
**	Corporate bond equivalent analysis.

The Assets may not have the characteristics assumed for purposes of the table above, and there can be no assurance that the Assets will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Class A-IO Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase price of such Class of Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Class A-IO Certificate.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average life of a Certificate is determined by (a) multiplying the net reduction, if any, of the applicable Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate of the net reductions of Certificate Principal Balance described in (a) above. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Assets is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of Excess Cash Flow applied in reduction of the Certificate Principal Balances of the Offered Certificates.

Prepayments of assets are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Fixed Rate Assets is the Home-Equity Prepayment Curve (“HEP“) and for the Adjustable Rate Assets is a constant prepayment rate (“CPR“ and together with HEP, the “Prepayment Assumption“), each of which represents an assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of newly originated assets. 100% Prepayment Assumption with respect to the Fixed Rate Assets assumes a prepayment rate of [ - ]% HEP, which assumes constant prepayment rates of [ - ]% per annum of the then unpaid principal balance of the Fixed Rate Assets in the first month following the origination of the Fixed Rate Assets and an additional [ - ]% per annum in each month thereafter until the 10th month, and in each month thereafter during the life of the Fixed Rate Assets, a constant prepayment rate of [ - ]% per annum is assumed. 100% Prepayment Assumption with respect to the Adjustable Rate Assets assumes [ - ]% CPR in the first month following the origination of the Adjustable Rate Assets, an additional [ - ]% CPR for each month thereafter, building to [ - ]% CPR in month 12 and remaining constant at [ - ]% CPR until month 22, increasing to and remaining constant at [ - ]% CPR from month 23 until month 27 and decreasing to and remaining constant at [ - ]% CPR in month 28 and each month thereafter during the life of the Adjustable Rate Assets.

As used in the tables that appear in Annex C to this prospectus supplement, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments); a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the related Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Assets or a prediction of the anticipated rate of prepayment of any assets, including the Assets to be included in the Trust.

The tables that appear in Annex C to this prospectus supplement were prepared based on the following assumptions (collectively, the “Modeling Assumptions”):

•	the initial Certificate Principal Balances of each class of Certificates are as set forth in the table on page S-v of this prospectus supplement and the Pass-Through Rates are calculated as described in this prospectus supplement;

•	the Subsequent Assets and the Pay Assets (defined below) are included in the Trust Fund on , 200 ;

•	the Assets prepay at the specified percentages of the Prepayment Assumption;

•	each Scheduled Monthly Payment of principal and interest is timely received on the first day of each month commencing in 200 for the Initial Assets and in 200 for the Subsequent Assets and the Pay Assets (defined below);

•	principal prepayments are received in full on the last day of each month commencing in 200_ for the Initial Assets and in 200 for the Subsequent Assets and the Pay Assets (defined below) and there are no Net Prepayment Interest Shortfalls;

•	there are no defaults or delinquencies on the Assets;

•	Distribution Dates occur on the day of each month, commencing in 200 ;

•	there are no purchases or substitutions of Assets, other than the addition of the Subsequent Assets on , 200 ;

•	there is no Optional Termination of the Trust by the Master Servicer (except in the case of Weighted Average Life to Optional Termination);

•	the Certificates are issued on , 200 ;

•	the Class P Certificates have a zero Certificate Principal Balance;

•	the Assets have the characteristics described in “Assumed Asset Characteristics of the Fixed Rate Assets” and “Assumed Asset Characteristics of the Adjustable Rate Assets” in Annex B to this prospectus supplement;

•	the Servicing Rights Fee and the Trustee Fee are as described in this prospectus supplement; and

•	the value of six-month LIBOR Index remains constant at [ - ]% and the value of one-month LIBOR Index remains constant at [ - ]%.

The Assets are aggregated into assumed Assets having the characteristics as described in the chart that appears in Annex B to this prospectus supplement. For purposes of the Modeling Assumptions and the charts in Annex B, Closing Date Assets with a “first pay” date of                              , 200   will be referred to herein as the “                     Pay Assets” and all other Closing Date Assets will be referred to herein as the “Initial Assets.”

The actual characteristics and the performance of the Assets will differ from the assumptions used in constructing the tables that appear in Annex C to this prospectus supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Assets will prepay at a constant rate until maturity, that all of the Assets will prepay at the same rate or that there will be no defaults or delinquencies on the Assets. Moreover, the diverse remaining terms to maturity and the Asset Rate of the Assets could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Asset Rates of the Assets are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Assets, or the actual prepayment or loss experience, will cause the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

Subject to the foregoing discussion and assumptions, the table that appears in Annex C to this prospectus supplement indicates the weighted average lives of the Offered Certificates and sets forth the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

THE TRUST

General

The Certificates will be issued in accordance with the Pooling and Servicing Agreement. Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this prospectus supplement, there is, set forth below, a summary of certain other provisions of the Pooling and Servicing Agreement. See also “Certain Terms of the Pooling and Servicing Agreement, Transfer and Servicing Agreement and the Indenture” in the accompanying prospectus. This summary of the provisions of the Pooling and Servicing Agreement does not purport to be complete.

Each Asset was originated by                                         . The underwriting guidelines generally applied by the Originator in originating the Assets are described under “Underwriting Guidelines” below. From time to time, prior to the Closing Date, the Originator transferred the Assets to the Sellers in connection with financing activities of the Originator and its affiliates.

On or prior to the date the Certificates are issued, pursuant to the Pooling and Servicing Agreement, each Seller will sell the Closing Date Assets, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such Assets after the Cut-off Date, to the Depositor. During the Pre-Funding Period, pursuant to the Pooling and Servicing Agreement, certain Sellers may sell Subsequent Assets, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such Subsequent Assets after the applicable Cut-off Date, to the Depositor, who in turn will sell all such Subsequent Assets to the Trust Fund.

Assignment of Assets

Pursuant to the Pooling and Servicing Agreement, the Depositor will convey to the Trustee for the benefit of the certificateholders all of the Trust’s right, title and interest in and to the Trust Fund. Concurrently with such pledge, the Trustee will authenticate and deliver the Certificates at the direction of the Depositor in exchange for the Trust Fund.

The Offered Certificates will not represent an interest in or an obligation of, nor will the Assets be guaranteed by the Originator, the Sellers, the Depositor, the Servicers, the Master Servicer or the Trustee or any of their affiliates.

Each Asset transferred to the Trust will be identified in a schedule (the “Asset Schedule”) delivered pursuant to the Pooling and Servicing Agreement, which will specify with respect to each Asset, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the applicable Cut-off Date, the Asset Rate, the Scheduled Monthly Payment, the maturity date, the Sellers, the Master Servicer and the Servicers.

On or prior to the Closing Date, with respect to the Closing Date Assets the Trustee will complete a review of all of the asset files and issue a certificate regarding the documentation within such files.

The Depositor, with respect to the Assets, will represent and warrant only that:

•	the information set forth in the Asset Schedule is true and correct as of the date or dates on which the information was furnished;

•	the Depositor is the owner of each Asset;

•	the Depositor acquired its ownership of each Asset in good faith without notice of any adverse claim;

•	except for the sale of the Assets to the Trust, the Depositor has not assigned any interest or participation in any Asset that has not been released; and

•	the Depositor has the full right to sell the trust estate to the Trust.

As to each Asset, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank or a lost note affidavit to the extent that the original note has been lost, (2) the original mortgage (including all riders thereto) with evidence of recording indicated thereon (or, if such original recorded mortgage (including all riders thereto) has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (3) an original assignment of the mortgage to the Trustee or in blank in recordable form with respect to all Assets other than Assets registered on the system Mortgage Electronic Registration Systems, Inc. (“MERS”), (4) the policy of title insurance issued with respect to each Asset, and (5) the originals of any assumption, modification, extension or guaranty agreements.

Pursuant to the terms of the Pooling and Servicing Agreement, the Originator will make certain representations and warranties concerning the Assets that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Assets—Representations and Warranties; Repurchases.” The representations and warranties of the Originator in respect of the Assets generally will have been made as of the Closing Date, or with respect to any Subsequent Assets, the subsequent closing date.

Under the terms of the Pooling and Servicing Agreement, and subject to the Originator’s option to effect a substitution as described in the next paragraph, the Originator will be obligated to repurchase any Asset for its Repurchase Price within 90 days after the discovery, or receipt of written notice, by the Depositor, a Servicer, the Master Servicer or the Trustee, that the Originator has breached any representation or warranty made by the Originator in the Pooling and Servicing Agreement in respect of a Asset that materially and adversely affects the value of such Asset or any interest therein of the certificateholders, the Depositor, a Servicer, the Master Servicer or the Trustee.

The “Repurchase Price” for any Asset will be the unpaid principal balance of the Asset at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the Asset following the repurchase, any unreimbursed advances and servicing advances made a Servicer and any costs and damages incurred with respect to an Asset in connection with the violation by such Asset of any predatory and abusive lending law. Prior to being paid to certificateholders, this Repurchase Price will be used to reimburse a Servicer for any previously unreimbursed advances made by the Servicer in respect of the repurchased Asset.

In lieu of repurchasing an Asset as specified in the preceding paragraph, the Originator may, at its option, cause such Asset to be removed from the Trust Fund (in which case it shall become a “Deleted Asset”) and substitute one or more Qualified Substitute Assets for any Asset to be repurchased. Any such Asset shall only be substituted if such substitution occurs within two years of the Closing Date. A “Qualified Substitute Asset” is any Asset that, on the date of substitution, among other things:

•	has an outstanding principal balance, after deduction of all Scheduled Monthly Payments due in the month of substitution (or in the case of a substitution of more than one asset for a Deleted Asset, an aggregate principal balance), not in excess of the Scheduled Principal Balance of the Deleted Asset;

•	has an Asset Remittance Rate not less than, and not more than 2% greater than, the Asset Remittance Rate of the Deleted Asset;

•	has a remaining term to maturity not greater than and not more than one year less than that of the Deleted Asset;

•	complies with the Asset representations and warranties set forth in the Pooling and Servicing Agreement;

•	is of the same type as the Deleted Asset;

•	has a Gross Margin not less than that of the Deleted Asset;

•	has the same Index as the Deleted Asset, if the original Asset is an Adjustable Rate Asset;

•	is a first lien priority mortgage (or a first or second lien priority mortgage if the replaced Asset is a second lien mortgage);

•	will have a credit score not less than that of the Deleted Asset;

•	have a Loan-to-Value Ratio not greater than that of the Deleted Asset; and

•	has a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the Deleted Asset.

If more than one Asset is substituted for a replaced Asset, the Scheduled Principal Balances may be determined on an aggregate basis and the Net Asset Rate and term may be determined on a weighted average basis. A Qualified Substitute Asset also shall satisfy the following criteria as of the date of its substitution for a replaced Asset:

•	the Asset shall not be 30 or more days delinquent;

•	the Asset file for such Asset shall not contain any material deficiencies in documentation, and shall include an executed mortgage note or lost note affidavit, as applicable, and, a recorded mortgage;

•	no property securing such mortgage may be the subject of foreclosure, bankruptcy, or insolvency proceedings; and

•	such Asset must be secured by a valid first lien (unless the replaced Asset is a second lien mortgage, in which case such Asset must be secured by a valid first or second lien) on the related mortgaged property.

The Originator will make a payment to the Trustee for deposit into the Payment Account in the amount, if any, by which the aggregate Scheduled Principal Balances of any Deleted Assets exceed the aggregate Scheduled Principal Balances of the Qualified Substitute Assets replacing such Deleted Assets (“Substitution Adjustment Amount”), together with one month’s interest on such excess amount at the applicable Adjustable Asset Rate.

To the extent that any Asset as to which a representation or warranty has been breached is not repurchased by the Originator and a Realized Loss occurs with respect to that Asset, holders of Certificates may incur a loss to the extent not covered by available credit enhancement.

Conveyance of Subsequent Assets and Pre-Funding Account

A Pre-Funding Account will be established by the Trustee and funded by the Depositor on the Closing Date to provide the Trust with funds to purchase subsequent Assets (the “Subsequent Assets”). The Subsequent Assets will be purchased by the Trust during a period which will begin on the Closing Date and end on the earliest of (i)                          , 200  , (ii) the date on which the amount on deposit in the Pre-Funding Account is less than $[ - ], and (iii) the date on which there are no outstanding Certificates remaining (the “Pre-Funding Period“). The amount on deposit in the Pre-Funding Account (as of any date of determination, the “Pre-Funded Amount“) will initially equal approximately $[ - ]. In the event that the Trust is unable to acquire sufficient qualifying Assets by the end of the Pre-Funding Period, any amounts remaining in the Pre-Funded Account will be applied as a partial principal distributions to those certificateholders entitled to distributions of principal on the first Distribution Date following the end of the Pre-Funding Period. The Pre-Funding Account will be part of the Trust but not part of any REMIC.

Under the Pooling and Servicing Agreement, the Trust will be obligated to purchase Subsequent Assets from the Depositor during the Pre-Funding Period, if available. Subsequent Assets will be transferred to the Trust pursuant to subsequent transfer agreements between the applicable Seller, the Depositor and the Trust. Each Subsequent Asset will have been underwritten in accordance with the Originator’s standard underwriting criteria. In connection with the purchase of Subsequent Assets, the Trust will be required to pay to the applicable Seller from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the Scheduled Principal Balance of the Subsequent Assets as of the related Cut-off Date. Any conveyance of Subsequent Assets must satisfy conditions including, but not limited to:

•	each Subsequent Asset must satisfy the representations and warranties specified in the related subsequent transfer agreement and the Pooling and Servicing Agreement;

•	the applicable Seller will not select Subsequent Assets in a manner that it believes is adverse to the interests of the certificateholders;

•	each Subsequent Asset must not be 30 or more days delinquent as of its Cut-off Date;

•	the inclusion of such Subsequent Assets will not result in the downgrade, withdrawal or qualification of the ratings assigned to the Certificates; and

•	an independent accountant will provide a letter confirming that the characteristics of the Subsequent Assets conform to the characteristics of the Assets described in this prospectus supplement.

Following the end of the Pre-Funding Period, the Asset Pool must satisfy the following criteria:

•	the weighted average asset rate must not be less than [ - ]% or more than [ - ]%;

•	the weighted average remaining term to stated maturity must not be less than 356 months or more than 360 months;

•	the weighted average Loan-to-Value Ratio must not be greater than [ - ]%; and

•	not more than [ - ]% of the Assets located in , or any other individual state, respectively.

Information regarding Subsequent Assets comparable to the disclosure regarding the initial Assets provided in this prospectus supplement will be filed on a Current Report on Form 8-K with the SEC within 15 days following the end of the Pre-Funding Period.

The Cap Agreement

On the Closing Date, the Trustee on behalf of the Trust or the certificateholders will enter into a cap agreement (the “Cap Agreement”) with the Cap Provider that will be assigned to the Trustee. With respect to each Distribution Date, if One-Month LIBOR exceeds the applicable rate (the “Strike Rate”), the Cap Agreement will provide for the payment to the Trust for deposit into the Reserve Account of an amount equal to the result of multiplying (a) the product of (i) the rate equal to the excess of (x) One-Month LIBOR (up to a maximum of [ - ]% per annum) over (y) the applicable Strike Rate and (ii) an amount equal to the lesser of the aggregate Certificate Principal Balance of all Certificates prior to any distribution of principal on such Distribution Date and a notional amount (the “Cap Notional”) by (b) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360. The aggregate of all payments made on a Distribution Date pursuant to the Cap Agreement is referred to in this prospectus supplement as a “Cap Payment.”

The Strike Rate and the Cap Notional with respect to the Cap Agreement for each applicable Distribution Date are set forth on Annex D to this prospectus supplement. The Cap Notionals have been calculated using 100% of the Prepayment Assumption. We can give you no assurance that the Assets will pay at that rate or at any other rate. The Cap Agreement is effective beginning with the Distribution Date in                      200  . The Cap Agreement ends on the Distribution Date in                      200  .

The Cap Payment will be transferred to the Reserve Account and distributed as described in “The Reserve Account.”

The Cap Provider

                                          will be the counterparty for the Cap Agreement (the “Cap Provider”).

Reserve Account

Pursuant to the Pooling and Servicing Agreement, the Trustee will establish a trust account (the “Reserve Account“) for deposit of any Cap Payments that it may receive under the Cap Agreement. The Reserve Account is part of the Trust Fund but will not be an asset of any REMIC.

With respect to each Distribution Date on which a Cap Payment is received by the Trust under the Cap Agreement, the Trustee, to the extent of the Cap Payment, will withdraw funds on deposit in the Reserve account and pay to the certificateholders of those classes of Certificates that have experienced or are continuing to experience a Net WAC Cap Carryover Amount, to the extent not paid from Excess Cash Flow, pro rata based upon the entitlement of each such class, an amount up to the Net WAC Cap Carryover Amount related to such classes of Certificates. Any remaining funds in the Reserve Account on a Distribution Date will be withdrawn by the Trustee and distributed to holders of the Class C Certificates, as provided in the Pooling and Servicing Agreement. The Class C Certificates will be the owners of the Reserve Account for federal income tax purposes.

DESCRIPTION OF THE ASSET POOL

General

On the Closing Date, the Identified Assets will primarily consist of approximately                          [mortgage loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [home equity loans], all of which have original terms to maturity of not more than 30 years, and which have a Scheduled Principal Balance of approximately $                        . Approximately [ - ]% of the Identified Assets are fixed rate Assets (“Fixed Rate Assets”) and approximately [ - ]% of the Identified Assets are adjustable rate Assets (“Adjustable Rate Assets”), as described in more detail under “—Adjustable Rate Assets” below.

This prospectus supplement contains statistical information with respect to only a portion of the Assets to be sold to the Trust on the Closing Date. The Assets identified in this prospectus supplement are referred to herein as the “Identified Assets“ and, together with the additional assets sold to the Trust on the Closing Date, as the “Closing Date Assets.” The Closing Date Assets, the Qualified Substitute Assets and the Subsequent Assets will constitute the “Assets.”

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented in Annex A are derived solely from the characteristics of the Identified Assets as of                          , 200   or the origination date of the Identified Asset originated after such date (the “Cut-off Date”). Whenever reference is made in this prospectus supplement to the characteristics of the Assets or to a percentage of the Assets, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Identified Assets as of the applicable Cut-off Date.

The “Scheduled Principal Balance” of any Asset as of any date of determination will be generally equal to its outstanding principal balance as of the applicable Cut-off Date, after giving effect to Scheduled Monthly Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Monthly Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Due Period immediately preceding such date of determination. A “Scheduled Monthly Payment” is the monthly scheduled payment of interest and principal specified in the related loan document for an Asset including any required reductions.

Attributes of the Assets

All of the Assets are or will be secured by mortgages or deeds of trust or other similar security instruments creating first [or second] liens on residential properties, substantially all of which consist of one-to-four family dwelling units.

Pursuant to its terms, each Asset is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the Asset or the replacement value of the improvements on the mortgaged property. See “Credit Enhancement—Hazard Insurance Policies” in the accompanying prospectus.

[Identified characteristics to be based on actual asset pool and may include, among other things, the following sections.]

The “Loan-to-Value Ratio” of an Asset secured by a first lien mortgage at any time is the ratio of the original loan amount of such Asset at its origination (unless otherwise indicated) to the lesser of (a)

the value set forth in the appraisal made in connection with the origination of the related Asset and (b) the amount paid by the borrower for the mortgaged property. The weighted average Loan-to-Value Ratio of the Identified Assets is [ - ]%.

The “Combined Loan-to-Value Ratio” for any Asset in a junior lien position is the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original loan amount of the related Asset and (2) any outstanding principal balance of assets the liens on which are equal in priority or senior to the lien on such related Asset (such sum calculated at the date of origination of such related Asset), and the denominator of which is the lesser of (A) the value set forth in the appraisal made in connection with the origination of the related Asset and (B) the amount paid by the borrower for the mortgaged property.

Approximately [ - ]% of the Identified Assets have Loan-to-Value Ratios in excess of 80% (“80+ LTV Loans”). None of the 80+ LTV Loans are covered by existing primary mortgage insurance policies.

Approximately [ - ]% of the Identified Assets require monthly payments of interest, but not principal for a fixed period following origination of approximately [ - ] years.

Approximately [ - ]% of the Assets will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments“) due on their maturity dates that are significantly larger than other monthly payments (such assets, the “Balloon Loans“). The Balloon Loans are generally expected to have original terms to maturity of [ - ] years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by certificateholders to the extent not covered by the applicable credit enhancement. None of the Servicers, the Master Servicer or the Trustee will make any Monthly Advances with respect to delinquent Balloon Payments.

Approximately [ - ]% of the Identified Assets provide for payment by the borrower of a prepayment penalty (each, a “Prepayment Premium”) during the first one to three years after origination (the “Penalty Period”).

Adjustable Rate Assets

[The following section will be modified on a deal-by-deal basis to incorporate the appropriate indices.]

Approximately [ - ]% of the Identified Assets are hybrid assets. The hybrid assets are fixed rate assets that convert to Adjustable Rate Assets after a specified period of two, three or five years following origination.

The Adjustable Rate Assets provide for semi-annual adjustment of the related Asset Rate based on the Six-Month LIBOR Index. In the case of those Assets that are Adjustable Rate Assets, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that the first such adjustment for approximately [ - ]% of the Adjustable Rate Assets will occur after an initial period of approximately two years following origination, for approximately [ - ]% of the Adjustable Rate Assets approximately three years following origination and for approximately [ - ]% of the Adjustable Rate Assets, approximately five years following origination. On each Adjustment Date for an Adjustable Rate Asset, the Asset Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the “Gross Margin”), provided that the Asset

Rate on each such Adjustable Rate Asset will not increase or decrease by more than a fixed percentage (ranging from [1.000% to 2.000]%) specified in the related loan document (the “Periodic Cap”) on any related Adjustment Date and will not exceed a specified maximum Asset Rate over the life of such asset (the “Maximum Rate”) or be less than a specified minimum Asset Rate over the life of such asset (the “Minimum Rate”). The Asset Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related loan document (the “Initial Cap”); the Initial Caps range from [ - ]% to [ - ]% for all of the Adjustable Rate Assets. On each Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Asset over its remaining term, and pay interest at the Asset Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Asset Rate as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described in this prospectus supplement. See “—The Indices” below. The Adjustable Rate Assets do not permit the related borrower to convert the adjustable Asset Rate to a fixed Asset Rate.

The Indices

[The following disclosure will be modified on a deal-by-deal basis to incorporate the appropriate indices.]

The Index used in determining the Asset Rates of the Adjustable Rate Assets is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related loan document (the “Six-Month LIBOR Index”) and as most recently available either as of (a) the first business day a specified period of time prior to such Adjustment Date, (b) the first business day of the month preceding the month of such Adjustment Date or (c) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related loan document. The Six-Month LIBOR Index and any other index used in determining the Asset Rate of any Adjustable Rate Asset is referred to in this prospectus supplement as an “Index.” In the event that an Index becomes unavailable or otherwise unpublished, a comparable alternative index will be chosen in the manner set forth in the related note.

Statistical Characteristics of the Identified Assets

The Identified Assets are expected to have the following approximate aggregate characteristics as of the Cut-off Date. This information does not include information about additional Assets that are expected to be delivered to the Trust on the Closing Date or Subsequent Assets purchased during the Pre-Funding Period. Prior to the issuance of the Certificates, Assets may be removed from the Asset Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or appropriate.

Number of Assets		_____

Number of Fixed Rate Assets		_____

Percentage of Fixed Rate Assets			%

Number of Adjustable Rate Assets		_____

Percentage of Adjustable Rate Assets			%

Scheduled Principal Balance:		_____
Aggregate	$
Weighted Average	$
Range	$	to $

Asset Rates:
Weighted Average	%
Range	% to %

Weighted Average Original Term to Maturity (months)	_____
Weighted Average	_____
Range	to
Remaining Term to Maturity (months)	_____
Weighted Average	_____
Range	to

The weighted average Loan-to-Value Ratio at origination of the Identified Assets is approximately [ - ]%, and approximately [ - ]% of such Identified Assets have an Loan-to-Value Ratio at origination exceeding 80%.

No more than approximately [ - ]% of the Identified Assets are secured by mortgaged properties located in any one zip code area.

The Identified Assets are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the columns in Annex A may not equal the totals indicated due to rounding.)

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Asset Pool and the mortgaged properties is based upon the Identified Assets as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Monthly Payments due on or before the related Cut-off Date. A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. In the event that Assets are removed from or added to the Asset Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K. The sale of Subsequent Assets to the Trust also will be noted in a Current Report on Form 8-K.

Pursuant to the Pooling and Servicing Agreement, the Trustee will prepare a monthly statement to certificateholders containing certain information regarding the Certificates and the Asset Pool. The Trustee may make available each month, to any interested party, the monthly statement to certificateholders via the Trustee’s website. Assistance in using the Trustee’s website can be obtained by calling the Trustee’s customer service desk at                                         . Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trustee at                                         , Attention:                                         . The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification regarding any such changes.

UNDERWRITING GUIDELINES

General

The Assets were originated by First NLC Financial Services, LLC (“First NLC”) and have been underwritten generally in accordance with First NLC’s underwriting guidelines (the “Underwriting Guidelines”) described below.

The information set forth below has been provided by First NLC. None of the Depositor, the Servicer, the Trustee, the Underwriters or any of their respective affiliates (other than First NLC) has made or will make any representations as to the accuracy or completeness of such information.

First NLC’s underwriting guidelines are designed to evaluate a borrower’s credit history, his or her capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. First NLC’s underwriting guidelines are established by a group composed of First NLC’s chief credit officer, assistant chief credit officers, senior credit officers, the President and the Chief Operating Officer. First NLC also invites other credit officers, sales managers and operational managers to make contributions to these policies. The members of this group meet regularly to review proposed changes to the First NLC underwriting guidelines.

Underwriting Personnel

All underwriting is performed by internal underwriting personnel, who are part of the loan origination teams. First NLC does not delegate underwriting authority to any broker or third-party. Underwriters review and underwrite each loan package and then either grant a conditional approval on the terms requested, provide counteroffer approval on the best terms First NLC is willing to offer the borrower, or deny the application. Once a loan is conditionally approved, processors process the loan in accordance with the terms and conditions of the conditional approval. Before closing, each conditionally approved loan is reviewed a second time by an underwriter to determine that the conditions specified in the conditional approval have all been met or waived.

A senior credit officer, whom First NLC believes has the additional experience and leadership qualities necessary to make high-level credit decisions, oversees each loan origination team. The senior credit officer is responsible for managing the underwriters and processors on his or her team, as well as managing the loan pipeline and other customer service requirements. The senior credit officers report directly to an operations manager in their region. Additionally, they report to the assistant chief credit officer in their region for issues such as guideline changes, industry trends or other feedback relating to the loan origination process. First NLC’s 25 senior credit officers each have a minimum of eight years of industry experience and its 5 assistant chief credit officers each have over 13 years of experience.

Loan Application and Documentation

Each borrower must complete a mortgage loan application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and other personal information. First NLC also requires independent documentation as part of its underwriting process. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required, and First NLC also requires an appraisal, a title commitment, and income-verification materials. The credit report contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Derogatory credit items are disregarded if they are included in the overall credit score. All serious derogatory credit items, such as bankruptcies or foreclosures, must be satisfactorily addressed by the applicant.

Appraisals

Appraisals are performed by licensed, third-party, fee-based appraisers who are hired by the borrower or broker and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. First NLC does not require its borrowers to use any particular appraiser; however, First NLC may object to the use of a particular appraiser. An appraisal may not be more than 120 days old on the day the loan is funded.

First NLC requires its underwriters to review all third-party appraisals against an appraisal checklist of qualitative standards, such as square footage, zoning status, comparable property information and improvements. If the underwriters are not satisfied with the accuracy of the third-party appraisal, they will request that a senior credit officer review the appraisal. In addition, First NLC employs in-house state-certified appraisers who review each third-party appraisal that the underwriters are not able to approve because of a failure to meet the qualitative standards. Staff appraisers may require a field review of the property, review additional comparable properties or order a complete second appraisal to verify the accuracy of the original appraisal. First NLC utilizes an automated valuation model cascade that provides a statistical valuation on all mortgaged properties. In addition to utilizing automated appraisal tools, staff appraisers may work with independent, third-party appraisers to ensure that the appraisals meet First NLC’s qualitative standards.

Verification of Income

First NLC’s underwriting guidelines require verification of the borrower’s income. First NLC has two levels of income documentation requirements, referred to as “full documentation” and “stated income documentation” programs. Under each of these programs, First NLC reviews the loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation and calculates debt-to-income ratios to determine the applicant’s ability to repay the loan. Under the full documentation program, applicants are required to submit income verification for the previous two calendar years as well as year-to-date information. Under the stated income documentation program, First NLC evaluates applicants based upon income as stated in the mortgage loan application. Under both programs, First NLC generally verifies by telephone employment and / or proof of business existence and income, and self-employed applicants may be required to submit a business license. Verification of the source of funds, if any, required to be paid by the applicant at closing is generally required under both documentation programs in the form of a standard verification of deposit, bank statements or other acceptable documentation. First NLC verifies twelve months’ mortgage payment or rental history with the related lender or landlord.

Credit Classifications

A critical function of First NLC’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. First NLC has established seven principal classifications, from “A” to “C,” with respect to the credit profile of potential borrowers, and it assigns a rating to each loan based upon these classifications. First NLC has an eighth, generally inactive credit classification, called “C-.” First NLC uses two sets of guidelines to assign credit grades to potential borrowers: the Score More Loan Program and the Premier Score Program.

The Score More Loan Program is based on traditional underwriting techniques, including an analysis of a borrower’s financial position, credit history and payment history. The Premier Score Program is based primarily on FICO scores but also takes into consideration other traditional credit information in determining the interest rate and maximum loan-to-value ratio for the loan. The following charts summarize First NLC’s lending guidelines for first and second mortgage loans for the Score More Loan Program and the Premier Score Program.

Score More Full Documentation (1)(2)

CREDIT GRADE	MAXIMUM MORTGAGE DELINQUENCIES LAST 12 MONTHS	PROPERTY TYPE	OWNER-OCCUPIED		NON-OWNER-OCCUPIED
			MINIMUM FICO SCORE	MAXIMUM LTV PURCHASE AND REFINANCE (3)	MINIMUM FICO SCORE	MAXIMUM LTV PURCHASE AND REFINANCE
A	None	Single-family	600	100%	640	90%
		Condominium	600	100	640	90
		Townhome	600	100	640	90
		Duplex	600	100	640	90
		3-4 Family Unit	640	100	670	80
A-	One 30-day	Single-family	600	100	580	80
		Condominium	600	100	580	80
		Townhome	600	100	580	80
		Duplex	600	100	580	80
		3-4 Family Unit	660	100	620	80
B	Three 30-day	Single-family	620	95	600	80
		Condominium	620	95	600	80
		Townhome	620	95	600	80
		Duplex	600	95	600	80
		3-4 Family Unit	620	85	620	80
B-	One 60-day	Single-family	560	90	N/A	N/A
		Condominium	560	90	N/A	N/A
		Townhome/Duplex	560	90	N/A	N/A
		3-4 Family Unit	560	80	N/A	N/A
C	One 90-day	Single-family	525	85	N/A	N/A
		Condominium	525	85	N/A	N/A
		Townhome/Duplex	525	85	N/A	N/A
		3-4 Family Unit	525	75	N/A	N/A

(1)	To qualify for a loan under the Score More Full Documentation Program, any foreclosures experienced by the applicant must have occurred (a) three or more years prior for stand alone first lien loans with a loan-to-value ratio in excess of 95%, (b) two or more years prior for (1) loans with a loan-to-value ratio in excess of 90% but not greater than 95%, and (2) all loans for which the mortgaged property also secures junior liens with a loan-to-value ratio up to 100%, and (c) one or more years prior for loans with loan-to-value ratio equal to or less than 90%.
(2)	The maximum allowable debt-to-income ratio under the Score More Full Documentation Program is 55%.
(3)	If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

•	If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is unaffected.
•	If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95% or, if applicable, the combined loan-to-value ratio is up to 100%.
•	If the bankruptcy was discharged more than one year prior, the maximum loan-to-value ratio is 90%.

Score More Stated Income Documentation (1)(2)

CREDIT GRADE	MAXIMUM MORTGAGE DELINQUENCIES LAST 12 MONTHS	PROPERTY TYPE	OWNER-OCCUPIED		NON-OWNER-OCCUPIED (3)
			MINIMUM FICO SCORE	MAXIMUM LTV PURCHASE AND REFINANCE (4)	MINIMUM FICO SCORE	MAXIMUM LTV PURCHASE AND REFINANCE
A	None	Single-family	640	100%	620	75%
		Condominium	640	100	620	75
		Townhome/ Duplex	640	100	620	75
		3-4 Family Unit	640	90	620	75
A-	One 30-day	Single-family	640	90	620	75
		Condominium	640	90	620	75
		Townhome/Duplex	640	90	620	75
		3-4 Family Unit	600	85	620	75
B	Three 30-day	Single-family	600	85	600	75
		Condominium	600	85	600	75
		Townhome	600	85	600	75
		Duplex	600	85	600	75
		3-4 Family Unit	600	85	N/A	N/A
B-	One 60-day	Single-family	540	75	N/A	N/A
		Condominium	540	75	N/A	N/A
		Townhome/Duplex	540	75	N/A	N/A
		3-4 Family Unit	560	70	N/A	N/A
C	One 90-day	Single-family	540	70	N/A	N/A
		Condominium	540	70	N/A	N/A
		Townhome	540	70	N/A	N/A
		Duplex	540	70	N/A	N/A

(1)	To qualify for a loan under the Score More Stated Income Documentation Program, any foreclosures experienced by the applicant must have occurred (a) three or more years prior for stand alone first lien loans with a loan-to-value ratio in excess of 95%, (b) two or more years prior for (1) loans with a loan-to-value ratio in excess of 90% but not greater than 95%, and (2) all loans for which the mortgaged property also secures junior liens with a loan-to-value ratio up to 100%, and (c) one or more years prior for loans with loan-to-value ratio equal to or less than 90%.
(2)	The maximum allowable debt-to-income ratio under the Score No More Income Verification and Limited Documentation Program is 50%.
(3)	The Score More Stated Income Documentation Program was not available for non-owner-occupied mortgaged properties until [April] 2005.
(4)	If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

•	If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is 100%.
•	If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95% or, if applicable, the combined loan-to-value ratio is up to 100%.
•	If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 80%.

Premier Score Full Documentation (1)

CREDIT GRADE	FICO SCORE	PROPERTY TYPE	OWNER-OCCUPIED PURCHASE AND REFINANCE		NON-OWNER-OCCUPIED PURCHASE AND REFINANCE
			MAXIMUM CLTV COMBO (2)	MAXIMUM LTV ONE LOAN (3)	MAXIMUM CLTV COMBO (2)	MAXIMUM LTV ONE LOAN (3)
A	660+	Single-family	100%	100%	N/A	85%
		Condominium	100	100	N/A	85
		Townhome/Duplex	100	100	N/A	85
		3-4 Family Units	100	95	N/A	85
A-	620-659	Single-family	100	100	N/A	85
		Condominium	100	100	N/A	85
		Townhome/Duplex	100	100	N/A	85
		3-4 Family Units	100	95	N/A	85
B+	600-619	Single-family	100	100	N/A	85
		Condominium	100	100	N/A	85
		Townhome/Duplex	100	100	N/A	85
		3-4 Family Units	N/A	95	N/A	85
B	575-599	Single-family	N/A	90	N/A	80
		Condominium	N/A	90	N/A	80
		Townhome/Duplex	N/A	90	N/A	80
		3-4 Family Units	N/A	90	N/A	80
B-	550-574	Single-family	N/A	90	N/A	75
		Condominium	N/A	90	N/A	75
		Townhome/Duplex	N/A	90	N/A	75
		3-4 Family Units	N/A	85	N/A	75
C+	525-549	Single-family	N/A	85	N/A	70
		Condominium	N/A	85	N/A	70
		Townhome/Duplex	N/A	85	N/A	70
		3-4 Family Units	N/A	80	N/A	65
C	500-525	Single-family	N/A	80	N/A	N/A
		Condominium	N/A	80	N/A	N/A
		Townhome/Duplex	N/A	80	N/A	N/A
		3-4 Family Units	N/A	75	N/A	N/A

(1)	The maximum allowable debt-to-income ratio under the Premier Score Full Documentation Program is 55%.
(2)	“CLTV” for any mortgage loan in a junior lien position is the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original loan amount of the related mortgage loan and (b) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related mortgage loan (such sum calculated at the date of origination of such related mortgage loan), and the denominator of which is the lesser of (i) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (ii) the amount paid by the borrower for the mortgaged property.
(3)	If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:
•	If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.
•	If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.
•	If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90% except that if the applicant’s FICO score is 575 or less the maximum loan-to-value ratio is 85% and if the applicant’s FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

Premier Score Stated Income Documentation (1)

CREDIT GRADE	FICO SCORE	PROPERTY TYPE	OWNER-OCCUPIED PURCHASE AND REFINANCE		NON-OWNER-OCCUPIED PURCHASE AND REFINANCE
			MAXIMUM CLTV COMBO (2)	MAXIMUM LTV ONE LOAN (3)	MAXIMUM CLTV COMBO (2)	MAXIMUM LTV ONE LOAN (3)
A	660+	Single-family	100%	90%	N/A	75%
		Condominium	100	90	N/A	75
		Townhome/Duplex	100	90	N/A	75
		3-4 Family Units	100	90	N/A	75
A-	620-659	Single-family	100	90	N/A	75
		Condominium	100	90	N/A	75
		Townhome/Duplex	100	90	N/A	75
		3-4 Family Units	100	90	N/A	75
B+	600-619	Single-family	N/A	85	N/A	75
		Condominium	N/A	85	N/A	75
		Townhome/Duplex	N/A	85	N/A	75
		3-4 Family Units	N/A	85	N/A	75
B	575-599	Single-family	N/A	85	N/A	75
		Condominium	N/A	85	N/A	75
		Townhome/Duplex	N/A	85	N/A	75
		3-4 Family Units	N/A	85	N/A	75
B-	550-574	Single-family	N/A	75	N/A	70
		Condominium	N/A	75	N/A	70
		Townhome/Duplex	N/A	75	N/A	70
		3-4 Family Units	N/A	75	N/A	70
C+	525-549	Single-family	N/A	70	N/A	N/A
		Condominium	N/A	70	N/A	N/A
		Townhome/Duplex	N/A	70	N/A	N/A
		3-4 Family Units	N/A	70	N/A	N/A
C	500-525	Single-family	N/A	N/A	N/A	N/A
		Condominium	N/A	N/A	N/A	N/A
		Townhome/Duplex	N/A	N/A	N/A	N/A
		3-4 Family Units	N/A	N/A	N/A	N/A

(1)	The maximum allowable debt-to-income ratio under the Premier Score Stated Income Documentation Program is 50%.
(2)	“CLTV” for any mortgage loan in a junior lien position is the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original loan amount of the related mortgage loan and (b) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related mortgage loan (such sum calculated at the date of origination of such related mortgage loan), and the denominator of which is the lesser of (i) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (ii) the amount paid by the borrower for the mortgaged property.
(3)	If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:
•	If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.
•	If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.
•	If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90% except that if the applicant’s FICO score is 575 or less the maximum loan-to-value ratio is 85% and if the applicant’s FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

First NLC may make exceptions to its underwriting guidelines on a case-by-case basis where compensating factors exist. For example, it may determine that an applicant warrants one of the following exceptions:

•	A risk category upgrade;

•	A debt-to-income ratio exception;

•	A pricing exception;

•	A loan-to-value exception; or

•	An exception from certain requirements of a particular risk category.

An exception may be allowed if the application reflects certain compensating factors, including:

•	A low loan-to-value ratio;

•	A maximum of one 30-day late payment on all mortgage loans during the last 12 months;

•	Stable employment;

•	Ownership of the current residence for five or more years; or

•	Above-average physical condition of the property securing the loan.

An exception may also be allowed if the applicant places a down-payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 25% or more. Accordingly, certain applicants may qualify in a more favorable risk category than would apply in the absence of such compensating factors. All exceptions are subject to the approval of a senior credit officer or an assistant chief credit officer.

Quality Control

First NLC reviews its loans for compliance with applicable legal requirements and its underwriting guidelines. First NLC’s legal review staff consists of nine auditors and one supervisor, and its credit review staff consists of six credit analysts and one supervisor. Each loan First NLC funds is reviewed for the accuracy of the income documentation, completeness of loan application information and appraisal conformity. Additionally, all loans are reviewed to ensure that prudent underwriting procedures have been followed and sound underwriting judgments have been made. Executed loan packages are reviewed upon return from the closing agent for accuracy and completeness. All loans are subjected to specific post-funding loan tests, including high-cost tests, to verify that First NLC’s originations comply with any applicable laws or regulatory requirements. Any significant findings are reported to supervisors and also to members of First NLC’s senior management team. Any corrective measures that are required are promptly initiated.

If fraud is suspected or there has been a default in payments, the loan is subject to further investigation, including re-verification of income and employment and re-appraisal to confirm the value of the collateral. In addition, on a monthly basis, a random sampling of loan is evaluated under the quality control process. Any significant findings are reported to First NLC senior management team, and corrective actions are taken, including, if circumstances warrant, the termination of the broker relationship.

THE SERVICER AND THE MASTER SERVICER

General

            ,              and              will service approximately          %        ,          % and          %        , respectively, of the Assets (by Cut-off Date Balance). No other servicer will service more than          % of the Assets (by Cut-off Date Balance). Each servicer will have the responsibility for servicing related Assets including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Assets and the mortgaged properties, each in accordance with the Pooling and Servicing Agreement. . See “Servicing of the Assets” in this prospectus supplement.

The Master Servicer will oversee the servicing by the Servicers of the Asset in accordance with the provisions of the Pooling and Servicing Agreement. The Master Servicer will not, however, be ultimately responsible for the servicing of the Mortgage Loans, except to the extent described under “Servicing of the Mortgage Loans” in this prospectus supplement. Under the Pooling and Servicing Agreement, the Master Servicer and the Trustee have the authority to terminate a Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Pooling and Servicing Agreement. See “Servicing of the Mortgage Loans” in this prospectus supplement

The delinquency and loan loss data set forth below for each Servicer represents the historical experience of the Servicer’s servicing portfolio for the periods indicated. The actual delinquency and loss experience of the Asset Pool will be affected by a number of factors, including but not limited to the borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property or other secured property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the Assets. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on assets to the extent that mortgaged properties or other secured properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include assets that have not been outstanding long enough to have “seasoned” to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated assets to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by a Servicer that the delinquency and loss experience of the Asset Pool will be similar to that of the Servicer’s own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Assets in the Asset Pool.

[Servicer 1]

The information in the following paragraphs has been provided by                             . None of the Depositor, the Seller, the Trustee, the Master Servicer, the Underwriter[s] or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

                                    , a                          corporation (“            ”), is a specialty finance company engaged in the business of originating, purchasing, servicing and selling [sub-prime] assets secured by one- to four-family residences.                  began originating [sub-prime assets] in                     .

             is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

Lending Activities and Loan Sales

                     currently originates real estate loans through its network of offices and loan origination centers.                      also participates in secondary market activities by originating and selling assets while continuing to service the majority of the loans sold. In other cases                     ’s whole loan sale agreements provide for the transfer of servicing rights.

                    ’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.                     ’s single-family real estate loans are predominantly “conventional” assets, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes                     ’s one- to four-family residential asset origination and sales activity for the periods shown below. Sales activity may include sales of assets purchased by                      from other loan originators.

	Six Months Ended June 30,		Year Ended December 31,
	2004	2005	2000	2001	2002	2003	2004
	(Dollars in Thousands)
Originations and Purchases
Sales

Delinquency and Foreclosure Experience

The following table sets forth the delinquency and loss experience at the dates indicated for [Loans] serviced by                         .

Delinquency and Foreclosure Experience

	At December 31, 200		At December 31, 200		At June 30, 200
	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*	An asset is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.
**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

There can be no assurance that the delinquency, foreclosure and loss experience on the Asset will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Asset and any secondary financing on the related mortgaged properties or other secured properties become equal to or greater than the value of the related mortgaged properties or other secured properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Asset Pool.

[Servicer 2]

The information in the following paragraphs has been provided by                     . None of the Depositor, the Seller, the Trustee, the Master Servicer, the Underwriter[s] or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

                                         , a                      corporation (“            ”), is a specialty finance company engaged in the business of originating, purchasing, servicing and selling [sub-prime] assets secured by one- to four-family residences.                      began originating [sub-prime assets] in                     .

                     is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

Lending Activities and Loan Sales

                     currently originates real estate loans through its network of offices and loan origination centers.                      also participates in secondary market activities by originating and selling assets while continuing to service the majority of the loans sold. In other cases                     ’s whole loan sale agreements provide for the transfer of servicing rights.

                    ’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.                     ’s single-family real estate loans are predominantly “conventional” assets, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes                     ’s one- to four-family residential asset origination and sales activity for the periods shown below. Sales activity may include sales of assets purchased by                      from other loan originators.

	Six Months Ended June 30,		Year Ended December 31,
	2004	2005	2000	2001	2002	2003	2004
	(Dollars in Thousands)
Originations and Purchases
Sales

Delinquency and Foreclosure Experience

The following table sets forth the delinquency and loss experience at the dates indicated for [Loans] serviced by                     .

Delinquency and Foreclosure Experience

	At December 31, 200		At December 31, 200		At June 30, 200
	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*	An asset is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.
**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

There can be no assurance that the delinquency, foreclosure and loss experience on the Asset will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Asset and any secondary financing on the related mortgaged properties or other secured properties become equal to or greater than the value of the related mortgaged properties or other secured properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Asset Pool.

[Servicer 3]

The information in the following paragraphs has been provided by                     . None of the Depositor, the Seller, the Trustee, the Master Servicer, the Underwriter[s] or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

                                                     , a                      corporation (“            ”), is a specialty finance company engaged in the business of originating, purchasing, servicing and selling [sub-prime] assets secured by one- to four-family residences.              began originating [sub-prime assets] in                     .

             is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

Lending Activities and Loan Sales

                     currently originates real estate loans through its network of offices and loan origination centers.                      also participates in secondary market activities by originating and selling assets while continuing to service the majority of the loans sold. In other cases                     ’s whole loan sale agreements provide for the transfer of servicing rights.

                    ’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.                     ’s single-family real estate loans are predominantly “conventional” assets, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes                     ’s one- to four-family residential asset origination and sales activity for the periods shown below. Sales activity may include sales of assets purchased by                      from other loan originators.

	Six Months Ended June 30,		Year Ended December 31,
	2004	2005	2000	2001	2002	2003	2004
	(Dollars in Thousands)
Originations and Purchases
Sales

Delinquency and Foreclosure Experience

The following table sets forth the delinquency and loss experience at the dates indicated for [Loans] serviced by                     .

Delinquency and Foreclosure Experience

	At December 31, 200		At December 31, 200		At June 30, 200
	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*	An asset is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.
**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

There can be no assurance that the delinquency, foreclosure and loss experience on the Asset will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Asset and any secondary financing on the related mortgaged properties or other secured properties become equal to or greater than the value of the related mortgaged properties or other secured properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Asset Pool.

SERVICING OF THE ASSETS

Servicing Compensation and Payment of Expenses

Each Servicer will be entitled to a monthly fee (the “Servicing Fee”) with respect to the Assets, equal to one-twelfth of [ - ]% (the “Servicing Fee Rate”) multiplied by the Scheduled Principal Balance of the Asset as of the due date in the prior calendar month. As compensation for its services hereunder, the Servicer shall be entitled to retain from the interest portion of the Scheduled Monthly Payment the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on an Asset is computed. The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Compensating Interest Payment for the related Prepayment Period.

As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees, real estate referral fees, late payment charges and other service related fees (other than Prepayment Premiums) to the extent collected from the borrowers and not required to be deposited in the Custodial Account, together with any interest or other income earned on funds held in the Payment Account, custodial accounts and escrow accounts.

As compensation for master servicing, the Master Servicer will be entitled to compensation (the “Master Servicing Fee“) equal to a monthly fee with respect to each Asset equal to one-twelfth of [ - ]% (the “Master Servicing Fee Rate“) multiplied by the Scheduled Principal Balance of the Asset as of the Due Date in the prior calendar month.

The Master Servicing and Servicing Fee is subject to reduction as described below under “—Compensating Interest Payments.” See “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses” in the accompanying prospectus for information regarding expenses payable by the Servicer. Each Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders. See “Servicing of the Assets—Collection and Other Servicing Procedures” and “—Remittance of Payments on Assets” in the accompanying prospectus.

Compensating Interest Payments

When a borrower prepays an Asset in full on a date other than a Due Date, the borrower pays interest on the amount prepaid only from the last Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a Prepayment Interest Shortfall. For any Distribution Date with respect to any principal prepayments in full, the applicable Servicer will be obligated to make a payment with respect to any Prepayment Interest Shortfall in the amount (each such payment, a “Compensating Interest Payment”) equal to the lesser of (i) half of the Servicing Fee payable to the Servicer in respect of such date and (ii) any Prepayment Interest Shortfall (for such principal prepayments in full) for such date.

Advances

Under the Pooling and Servicing Agreement, each Servicer will be obligated to make advances, with its own funds or funds in the Custodial Account that are not included in Available Distribution Amount for such Distribution Date, with respect to delinquent payments of principal and interest on the Assets

(other than balloon payments) (each, a “Monthly Advance”), delinquent payments of taxes, insurance premiums, foreclosure costs and other escrowed items (each, a “Servicing Advance”), to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Asset. Each Servicer will be entitled to recover any advances made by it with respect to an Asset out of late payments thereon or out of related liquidation, condemnation or insurance proceeds or, if those amounts are insufficient, from collections on other Assets.

The Servicers will not make advances of principal on REO Property. In addition, any Monthly Advances previously made in respect of any Asset that the Servicer deems to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Custodial Account prior to the distributions on the Certificates. In addition, the Servicer will have the right to withdraw from the Custodial Account funds that were not included in Available Distribution Amount for the preceding Distribution Date to reimburse itself for Monthly Advances previously made; provided, however, any funds so applied will be replaced by the Servicer by deposit in the Custodial Account no later than one Business Day prior to the Distribution Date on which such funds are required to be distributed. The Servicer is entitled to reimburse itself for any Advances or Servicing Advances made in connection with the modification of an Asset that have not already been reimbursed to the Servicer at the time of the modification.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the mortgaged properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Asset, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts the Servicer may collect from the related Mortgagor or otherwise relating to the Asset in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from any funds in the Custodial Account prior to the distributions on the Certificates.

The Pooling and Servicing Agreement will provide that the Servicer may enter into a facility with any person which provides that such person may fund Monthly Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Monthly Advances and/or Servicing Advances and the Pooling and Servicing Agreement may be amended without the consent of the certificateholders to provide for such a facility.

The purpose of making Monthly Advances is to ensure continuity in cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on Assets due to reductions made by a bankruptcy court in the amount of a Scheduled Monthly Payment owed by a borrower or a reduction of the applicable Asset Rate by application of the Servicemembers’ Civil Relief Act or similar laws.

Collection of Taxes, Assessments and Similar Items

The Servicers will, to the extent required by the related loan documents and permitted by law, maintain custodial escrow accounts for the collection of standard hazard insurance premiums, primary mortgage insurance premiums, if applicable, and real estate taxes and assessments with respect to the related Assets, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

Each Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its employees.

Evidence as to Servicing Compliance

The Servicer must provide the Depositor, the Master Servicer and the Trustee or its designee with a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing these statements, it reviewed the results of the Servicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers. In addition, each Servicer will be required to deliver an officer’s certificate to the effect that the Servicer has fulfilled its obligations during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations under the Pooling and Servicing Agreement during the fiscal year and the steps that have been taken to correct such failure.

THE POOLING AND SERVICING AGREEMENT

The Trustee

Under the terms of the Pooling and Servicing Agreement,                                          will act as Trustee. The Pooling and Servicing Agreement requires the Trustee to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the securities registrar in respect of the Certificates pursuant to the Pooling and Servicing Agreement may be served.

The Trustee’s corporate trust office (the “Corporate Trust Office”) at which (a) its corporate trust business shall be administered is located as                     , Attention:                      and (b) the Certificates may be presented for transfer and exchange and for purposes of presentment and surrender for the Final Distributions thereon is located at                     , Attention:                     , or such other address as the Trustee shall notify the Depositor, the Servicer and the certificateholders.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In these circumstances, the Depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Trustee will be entitled to a monthly fee with respect to the Assets, equal to one-twelfth of [ - ]% (the “Trustee Fee Rate”) multiplied by the aggregate Scheduled Principal Balance of the Assets and the Pre-Funded Amount as of the due date in the prior calendar month, subject to a minimum of $                     per calendar month.

Voting Interests

With respect to the Certificates (other than the Class R Certificates), the voting interests will be allocated among the certificateholders in proportion to the Certificate Principal Balances of their respective Certificates on any Determination Date.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Sellers, the Servicer and the Trustee without the consent of the holders of the Certificates, for any of the purposes set forth under “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Amendment” in the accompanying prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Sellers, the Servicer and the Trustee, with the consent of the holders of a majority in interest of each class of affected Certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of Certificates. However, in no event may any amendment without the consent of all of the certificateholders:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Certificates without the consent of the holders of all the affected Certificates;

•	affect adversely in any material respect the interests of the holders of any Class of Offered Certificates in a manner other than as described in the clause above, without the consent of the holders of that Class evidencing percentage interests aggregating at least 66%; or

•	reduce the aforesaid percentages of the aggregate outstanding Certificate Principal Balances of the Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Certificates.

Notwithstanding anything to the contrary contained in this prospectus supplement, no amendment shall be granted if it would jeopardize the status of any REMIC created under the Pooling and Servicing Agreement or cause any tax to be imposed on any REMIC created under the Pooling and Servicing Agreement.

Servicer Events of Default

An event of default with respect to the Servicer will consist, among other things, of:

•	any failure by the Servicer to make an advance and any other failure by the Servicer to deposit in the Custodial Account the required amounts or to remit to the Trustee any payment which continues unremedied for one business day following written notice to the Servicer; or

•	any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the date on which written notice of the failure is given to the Servicer by the Trustee; or

•	insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Servicer Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may (subject to the rights of the Servicing Rights Pledgee, as described below) (and, pursuant to the Pooling and Servicing Agreement, if so directed by holders of Certificates evidencing at least 66% of the voting rights, shall) terminate all of the rights and obligations of the Servicer in its capacity as servicer of the Assets, as provided in the Pooling and Servicing Agreement. If this occurs, the Master Servicer will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the servicer under the Pooling and Servicing Agreement, including the obligation to make advances.

No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Assets, including the loss and delinquency experience of the Assets.

No certificateholder, solely by virtue of its status as a holder of a Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to termination of the Servicer, unless the holder previously has given to the Depositor, the Master Servicer and the Trustee written notice of the Servicer’s default and certificateholders having not less than 66% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the Master Servicer or the Trustee, as applicable.

Master Servicer Events of Default

An event of default with respect to the Master Servicer (a “Master Servicer Event of Default“) will consist of:

•	any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any funds required to be remitted by the Master Servicer under the terms of the Pooling and Servicing Agreement;

•	after receipt of notice from the Trustee, any failure of the Master Servicer to make any Advances required to be made under the Pooling and Servicing Agreement;

•	any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Pooling and Servicing Agreement, or the breach by the Master Servicer of any representation and warranty contained in the Pooling and Servicing Agreement, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Certificateholders representing 66 2/3 percent of the total voting rights and (ii) actual knowledge of such failure by a servicing officer of the Master Servicer;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

•	insolvency, readjustment of debt, marshalling of mortgage loans and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Master Servicer Events of Default

So long as a Master Servicer Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee, by notice in writing to the Master Servicer, may, and shall, if so directed by Certificateholders evidencing at least 66 2/3% of the voting rights), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer of the Mortgage Loans, as provided in the Pooling and Servicing Agreement. If this occurs, the Trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the Master Servicer under the Indenture, including the obligation to make advances.

No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

Certificateholders representing 66 2/3% of the voting rights may waive any Master Servicer Event of Default, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Notes may only be waived with the consent of 100% of the affected Certificateholders.

Resignation of Master Servicer

No resignation of the Master Servicer shall become effective until the Indenture Trustee shall have assumed, or a successor Master Servicer appointed by the Indenture Trustee shall have assumed, the Master Servicer’s obligations under the Transfer and Servicing Agreement. Notice of resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

Optional Purchase of Defaulted Loans

As to any Asset which is delinquent in payment by 90 days or more or for which the Servicer has accepted a deed in lieu of foreclosure, the Servicer or an affiliate of the Servicer may, at its option and in accordance with the terms of the Pooling and Servicing Agreement, purchase such Asset from the Trust at the purchase price for such Asset. These purchases will have the same effect on the holders of the Offered Certificates as a prepayment of those Assets.

Reports to Certificateholders

The Trustee will furnish the certificateholders with a monthly statement (based solely on information received from the Servicer) generally containing information with respect to principal and interest distributions on the certificates and Realized Losses on the Assets. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant. Copies of the monthly statements and any annual reports prepared by a Servicer evidencing the status of its compliance with the provisions of a Pooling and Servicing Agreement will be furnished to related certificateholders upon request addressed to the Trustee at the applicable Corporate Trust Office.

The monthly statement for a distribution date will identify, among other things, the following items:

•	the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

•	the amount thereof allocable to interest, any accrued and unpaid interest amounts from prior Distribution Dates that are included in such distribution and any remaining unpaid Interest Distribution Shortfall Amounts after giving effect to such distribution;

•	if the distribution to the holders of such class of Certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

•	the Certificate Principal Balance of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

•	the aggregate Scheduled Principal Balance of the Assets for the following Distribution Date;

•	the Pre-Funded Amount;

•	the amount of the Servicing Fees paid to or retained by the Servicer with respect to such Distribution Date;

•	the Pass-Through Rate for each class of Certificates with respect to such Distribution Date;

•	the amount of Monthly Advances included in the distribution on such Distribution Date and the aggregate amount of Monthly Advances outstanding as of the close of business on such Distribution Date;

•	the number and aggregate principal amounts of Assets (A) delinquent (exclusive of Assets in foreclosure and bankruptcy) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

•	with respect to any Asset that became an REO property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Asset as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

•	the aggregate amount of Realized Losses incurred during the preceding calendar month; and

•	the aggregate principal balance of any Subsequent Assets acquired by the Trust Fund in the related Due Period, the amount of funds remaining in each Pre-Funding Account (after taking into account any such acquisitions) and the amount of funds remaining in the Capitalized Interest Account (after giving effect to distributions on such Distribution Date).

Resignation of Servicer

Each Servicer may not resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon the determination that the Servicer’s duties under the Pooling and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of a Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Trustee which opinion of counsel shall be in form and substance acceptable to the Trustee. No such resignation shall become effective until a successor meeting the requirements set forth in the Pooling and Servicing Agreement shall have assumed the Servicer’s responsibilities and obligations under the Pooling and Servicing Agreement.

Certain Matters Regarding the Depositor, the Servicer and the Trustee

The Pooling and Servicing Agreement provides that none of the Depositor, the Servicers, the Master Servicer and the Trustee, nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment, provided that none of the Depositor, the Servicers, the Master Servicers or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the Depositor’s, a Servicer’s, the Master Servicer’s or the Trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the Pooling and Servicing Agreement.

The Depositor, the Servicers, the Master Servicer, the Trustee and any director, officer, employee, affiliate or agent of the Depositor, the Master Servicer, the Servicers or the Trustee will be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Pooling and Servicing Agreement, the Assets or the certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the Depositor’s, the Servicer’s or the Trustee’s, as the case may be, willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

None of the Depositor, the Servicers, the Master Servicer or the Trustee is obligated under the Pooling and Servicing Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the Pooling and Servicing Agreement, the Depositor, the Servicers, the Master Servicer and the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the Pooling and Servicing Agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the certificateholders. In the event the Depositor, the Servicers, the Master Servicer or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the Depositor, the Servicers, the Master Servicer and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Trust Fund.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The discussion in this section and in the section “Material Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the “ERISA Considerations” section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended. For a general discussion of the tax consequences applicable to holders of the Offered Certificates see “Material Federal Income Tax Consequences—REMIC Certificates” in the prospectus.

General

One or more elections will be made to treat designated portions of the Trust (exclusive of the Pre-Funding Account, the Reserve Account and the Cap Agreement) as one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes. Upon the issuance of the Offered Certificates, Hunton & Williams LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Section 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

Taxation of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (i) as owning an interest in a REMIC regular interest corresponding to that Certificate (a “Regular Interest“) and (ii) as having entered into a limited recourse interest rate cap contract (a “Basis Risk Contract“) representing the right to receive Net WAC Cap Carryover Amounts. The Regular Interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that interest payments will be determined without regard to any payments in respect of Net WAC Cap Carryover Amounts. Any payment on an Offered Certificate in respect of Net WAC Cap Carryover Amounts will be deemed to have been paid pursuant to the Basis Risk Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the Regular Interest component as discussed under “Material Federal Income Tax Consequences—REMIC Certificates” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income accruing with respect to the Basis Risk Contract component and will be permitted to recognize a net deduction with respect to the Basis Risk Contract component, subject to the discussion under “—The Basis Risk Contract Component” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components – the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component may be viewed as having been issued with an additional amount of original issue discount (“OID“) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the prospectus.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the Offered Certificate must allocate the amount realized between the components of such Certificate based on the relative fair market values of those components at the time of sale. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition.”

Interest on the Regular Interest component of an Offered Certificate must be included in income by the beneficial owner of such Certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates may be issued with OID. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption. No representation is made that the assets will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

Status of the Offered Certificates

This paragraph applies to the Offered Certificates exclusive of the portion of the Certificates that represents the Basis Risk Contract. The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT“), generally, in the same proportion that the assets of the trust, exclusive of any trust assets not included in any REMIC, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code.

The Basis Risk Contract Component

General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to Net WAC Cap Carryover Amounts on the date it purchases its Certificates. The Internal Revenue Service (the “IRS”) has issued final regulations under Section 446 of the Code relating to notional principal contracts (the “Swap Regulations”). Under these regulations, in general, the holders of the Offered Certificates must allocate the price they pay for the Offered Certificates between their Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid by the holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of the Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to rights under the Basis Risk Contract component would be considered a “termination payment” under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner’s rights under the Basis Risk Contract in connection with the sale or exchange of an Offered Certificate would be considered a “termination payment” under the Swap Regulations allocable to that Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of the Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Basis Risk Contract.

Gain or loss realized upon the termination of the Basis Risk Contract component of the Offered Certificates will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the Offered Certificates, see “Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” and “—Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus.

REMIC Taxes and Reporting

It is not anticipated that the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in section 860F(a)(2) of the Code, the prohibited contributions tax as defined in section 860G(d) of the Code or the tax on net income from foreclosure property as defined in section 860G(c) of the Code. However, in the event that any tax is imposed on the Trust, the tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the agreement, (ii) by the Servicer or any subservicer, if the Servicer or any subservicer, respectively, has breached its obligations with respect to REMIC compliance under the agreement, and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to holders of the Certificates. See “Federal Income Tax Consequences—REMIC Certificates—REMIC Level Taxes” in the Prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—REMIC Certificates” in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

Upon the termination of the Pre-Funding Period, the Offered Certificates (other than the Class      Certificates) will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class      Certificates will not constitute “mortgage related securities” for purposes of SMMEA. All Offered Certificates, however, including the Class      Certificates, will be subject to general regulatory considerations governing investment practices under state and federal laws. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

Offered Certificates generally may be purchased by an employee benefit plan or other retirement arrangement (each such arrangement as more fully described in the accompanying Prospectus) that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (each, a “Plan”) or by a person investing Plan assets by, or on behalf of, a Plan, in each case, subject to conditions set forth in the Prospectus, including that the purchase or holding of the Offered Certificates by a Plan will not result in a non-exempt prohibited transaction under ERISA or the Code. The purchase of the Offered Certificates by a Plan or a person investing assets by, or on behalf of, a Plan may be eligible for relief from the prohibited transaction rules under an individual exemption issued to one of the Underwriters, as amended by Prohibited Transaction Exemptions 97-34, 62 FR 51454 (July 21, 1997), 2000-58, 65 FR 677645 (November 13, 2000) and 2002-41, 67 Fed. Reg. 54487 (August 22, 2002); provided that, among other requirements, the Plan is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933. If the transaction involving the purchase or sale of the Offered Certificates fails to qualify for the individual underwriter’s exemption, as amended (for example, because the rating of a class of Offered Certificates declines below the lowest rating permitted under this prohibited transaction exemption) the transaction may be eligible for relief under another prohibited transaction exemption. See “ERISA Considerations” in the accompanying Prospectus for a description of the requirements for relief under the individual underwriter’s exemption and other Prohibited Transaction Exemptions that may be available.

Some employee benefit plans, such as governmental or church plans (as defined in ERISA) are not subject to the prohibited transaction rules of ERISA or the Code or fiduciary requirements imposed by ERISA. These plans or retirement arrangements generally also are eligible to purchase Offered Certificates; provided, however, such plans or arrangements may be subject to provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code.

A fiduciary of any employee benefit plan or other retirement arrangement that is subject to Title I of ERISA or section 4975 of the Code should carefully review the discussion of ERISA considerations set forth in the accompanying Prospectus and consult with its legal advisors as to whether the purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited under ERISA or the Code or that raises fiduciary issues with respect to ERISA (including, the application of the “Plan Asset Regulation as discussed in the Prospectus). Similarly, persons investing assets by, or on behalf of, a governmental or church plan described above should consider whether the transaction involving the Offered Certificates may trigger the application of substantially similar provisions under federal, state or local law. See “ERISA Considerations” in the accompanying Prospectus for a discussion of the considerations in purchasing, holding or selling Offered Certificates by a Plan, a governmental or church plan or a person investing assets by, or on behalf of, any of the foregoing.

The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be purchased by or sold to a Plan (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it).

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates together with net proceeds from the sale of the Certificates not offered hereby, will represent the purchase price to be paid by the Trust to the Depositor for the Assets transferred to the Trust on the Closing Date and for the purchase of Subsequent Assets during the Pre-Funding Period and will be applied by the Depositor to acquire the Closing Date Assets and Subsequent Assets from the Sellers and to make certain initial payments under the Cap Agreement.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”) dated as of                          , 200  , among the Depositor, the Originator,                              (the “Lead Underwriter”) and                              (the “Co-Underwriter” and together with the Lead Underwriter, the “Underwriters”), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Depositor, the initial Certificate Principal Balance of the Offered Certificates set forth under their name below.

Class	Lead Underwriter	Co-Underwriter
A-1
A-2
M-1
M-2

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase their allocated portion of the Offered Certificates offered hereby if they purchase any of such Offered Certificates. The Depositor has been advised that the Underwriters intend to distribute the Offered Certificates by selling the Offered Certificates at the prices set forth on the cover page.

Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Offered Certificates.

Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the related Underwriter may be required to make for these liabilities.

LEGAL MATTERS

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriters by Hunton & Williams LLP.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings as set forth on page S-v.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of payments in the amount of Scheduled Monthly Payments on the Assets. The rating takes into consideration the characteristics of the Assets and the structural and legal aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments. The ratings do not address the possibility of certificateholders receiving payments in respect of Net WAC Cap Carryover Amount, if any.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the rating agencies identified on page S-v. There can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

INDEX OF PRINCIPAL TERMS

Defined Term	Page
80+ LTV Loans	S-47
Adjustable Rate Assets	S-46
Adjusted Net Asset Rate	S-23
Adjustment Date	S-47
Administrative Expenses	S-23
Allocable Share	S-24
Applied Loss Amount	S-31
Asset Pool	S-20
Asset Schedule	S-41
Assets	S-20, S-46
Available Distribution Amount	S-24
Available Interest Funds	S-24
Available Principal Funds	S-24
Average Sixty-Day Delinquency Ratio	S-24
Balloon Loans	S-47
Balloon Payments	S-47
Basis Risk Contract	S-74
Beneficial Owner	S-21
Book-Entry Certificates	S-21
Business Day	S-20
Cap Agreement	S-45
Cap Notional	S-45
Cap Payment	S-45
Cap Premium	S-75
Cap Provider	S-45
Capitalized Interest Requirement	S-25
Certificate Principal Balance	S-25
Certificates	S-20
Class A Certificates	S-20
Class A-IO Notional Principal Balance	S-25
Class M Certificates	S-20
Class M-1 Principal Distribution Amount	S-25
Class M-2 Principal Distribution Amount	S-25
Class Principal Distribution Amount	S-25
Closing Date Assets	S-46
Code	S-74
Collection Account	S-21
Combined Loan-to-Value Ratio	S-47
Compensating Interest Payment	S-65
Corporate Trust Office	S-68
Co-Underwriter	S-79
CPR	S-39
Cumulative Realized Losses	S-25
Current Interest	S-26
Custodial Account	S-21
Cut-off Date	S-46
Debt Service Reduction	S-31
Deficient Valuation	S-31
Definitive Certificate	S-21
Deleted Asset	S-42
Depositor	S-20
Distribution Date	S-20
DTC	S-21
Due Period	S-26
Excess Cash Flow	S-26
Extra Principal Distribution Amount	S-26
Final Scheduled Distribution Date	S-32
First NLC	S-50
Fixed Rate Assets	S-46
Formula Rate	S-26
Gross Margin	S-47
HEP	S-39
Identified Assets	S-46
Index	S-48
Initial Cap	S-48
Interest Accrual Period	S-26
Interest Distribution Amount	S-26
IRS	S-75
Lead Underwriter	S-79
LIBOR	S-29
LIBOR Business Day	S-30
LIBOR Determination Date	S-30
Loan-to-Value Ratio	S-46
Margin Stepup Date	S-26
Master Servicer Event of Default	S-70
Master Servicing Fee	S-65
Master Servicing Fee Rate	S-65
Maximum Rate	S-48
MERS	S-42
Minimum Rate	S-48
Modeling Assumptions	S-39
Monthly Advance	S-66
Net Prepayment Interest Shortfalls	S-26
Net WAC Cap Carryover Amount	S-26
Net WAC Rate	S-26
Offered Certificates	S-20
OID	S-74
Optional Termination	S-33
Originator	S-20
Overcollateralization Amount	S-27
Overcollateralization Deficiency Amount	S-27
Overcollateralization Release Amount	S-27
Pass-Through Rate	S-27
Penalty Period	S-47

Periodic Cap	S-48
Pooling and Servicing Agreement	S-20
Pre-Funded Amount	S-44
Pre-Funding Period	S-44
Prepayment Assumption	S-39
Prepayment Interest Shortfall	S-27
Prepayment Premium	S-47
Principal Proceeds	S-27
Qualified Substitute Asset	S-42
Realized Loss	S-30
Record Date	S-20
Reference Banks	S-30
Regular Interest	S-74
REIT	S-75
Relief Act Reduction	S-26
REMIC	S-74
Repurchase Price	S-42
Reserve Account	S-45
Scheduled Monthly Payment	S-46
Scheduled Principal Balance	S-46
Securities Act	S-79
Seller	S-20
Sellers	S-20
Senior Enhancement Percentage	S-28
Senior Principal Distribution Amount	S-28
Servicer	S-20
Servicer Remittance Date	S-21
Servicing Advance	S-66
Servicing Fee	S-65
Servicing Fee Rate	S-65
Six-Month LIBOR Index	S-48
SMMEA	S-77
Stepdown Date	S-28
Strike Rate	S-45
Subsequent Assets	S-44
Subsequent Recovery	S-31
Substitution Adjustment Amount	S-43
Swap Regulations	S-75
Target Overcollateralization Amount	S-28
Trigger Event	S-28
Trust Fund	S-20
Trustee	S-20
Trustee Fee Rate	S-68
Underwriters	S-79
Underwriting Agreement	S-79

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$

(Approximate)

First NLC Securitization Trust 200  -

Asset-Backed Pass-Through Certificates, Series 200  -

First NLC Securitization, Inc.

Depositor

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

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Underwriter[s]]

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